Filed with the Securities and Exchange Commission on October 9, 2014.

Registration/File Numbers.  333-166976

001-35923

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Auscrete Corporation
(Exact Name of registrant in its charter)

Wyoming	3272	27-1692457
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

504 East First St. P.O. Box 847 Rufus, OR 97050 Our telephone and fax number is (541) 739-8298
(Address and telephone number of principal executive offices)

Matthew T. Welker, Esq. White - Welker & Welker, LLC
PO Box 199 Clear Spring, MD 21722-0199
Telephone (410) 507-2837 Fax (301) 842-1141
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box .☐.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Number of shares of common stock to be registered	Dollar amount of shares to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common shares offered by Selling Shareholders	17,435,000	$523,050	$0.03	$523,050	$67.37

(1)

No current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company. In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2014

PRELIMINARY PROSPECTUS

AUSCRETE CORPORATION

Shares of Common Stock

Minimum 0 - Maximum 17,435,000

$0.03 per share

This prospectus relates to the public offering of up to 17,435,000 shares of common stock, par value $0.03 per share, of Auscrete Corporation ("Common Stock"), by forty-two (42) selling shareholders (the "Selling Shareholders").

The Selling Shareholders are offering the Common Stock pursuant to this Prospectus, the Registration Statement of which it is a part. The Selling Shareholders will receive all the proceeds from the sale of the Common Stock and we will not receive any of the proceeds from the sale of Common Stock by the Selling shareholders. We will pay the expenses of registering these shares. The Selling Shareholders are offering the Common Stock at an initial price of $0.03 until such time as our Common Stock is actively traded on the OTC Market Group Inc.'s OTCBB market tier (the "OTCBB") and thereafter at the prevailing market price or in negotiated transactions.

On July 3, 2014, the Company performed a forward stock split of 10 new shares issued for every previous 1 share issued. The Company now has a total of 20,035,000 shares issued after the split.

Although we have verbally requested a registered broker-dealer and market maker to apply with the Financial Industry Regulatory Authority (FINRA) to have our common stock eligible for quotation on the OTC Bulletin Board, public trading of our common stock may never materialize or, even if materialized, trading may not be sustained. A market for our Common Stock may never develop.

WE ARE AN "EMERGING GROWTH COMPANY" UNDER THE FEDERAL SECURITIES LAWS AND WILL BE SUBJECT TO REDUCED PUBLIC COMPANY REPORTING REQUIREMENTS. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 4.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5-9.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Any broker/dealers who act in connection with the sale of the shares will be deemed to be "underwriters" within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

The Selling Shareholders intend to sell their shares at $0.03 per share. We determined this offering price arbitrarily by adding a $0.01 premium to the sale price of our common stock to our initial investors. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

Initially, we intend to manufacture lightweight cellular concrete wall, roof and interior panels for use in the construction of residential housing and smaller commercial structures. Our principal business will be to supply builders and contractors with pre-cast wall, roof and interior panels for use in the construction of single-family homes and other structures.

Our aim will be to offer pre-cast panels for home and commercial construction that are not only affordable, energy efficient and eco-friendly but have superior fireproofing, sound and thermal insulation qualities. Potentially, we may begin constructing homes and commercial buildings ourselves.

We were incorporated on December 31, 2009 under the laws of the state of Wyoming. Our principal offices are located at 504 East First St. Rufus, OR 97050 and our telephone number is (541) 739-8298.

THE OFFERING:

Securities Being Offered by Selling Shareholders	17,435,000 shares of common stock. The Selling Shareholders named in this prospectus are offering up to 17,435,000 shares of our common stock at a fixed price of $0.03 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of shares of our common stock offered by the Selling Stockholders.
Offering Price	The Selling Shareholders will sell their shares at $0.03 per share. We determined this offering price arbitrarily by adding a $0.01 premium to the initial sale price of our common stock to investors.
Use of Proceeds	We will not receive any proceeds from this Selling Shareholders Offering.
Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the Selling Shareholder's stock has been sold pursuant to the registration statement or (ii) such time as all of the Selling Shareholder's stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

SUMMARY FINANCIAL INFORMATION

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

BALANCE SHEET	As of June 30, 2014 (Unaudited)
Total Assets	$2,090
Total Liabilities	$19,261
Stockholders Equity	$(17,171)

INCOME STATEMENT
Revenue	$2,081
Total Expenses (Legal & Accounting)	$26,851
Net Income (Loss)	$(24,770)

BALANCE SHEET	As of December 31, 2013 (Audited)
Total Assets	$10
Total Liabilities	$17,411
Stockholders Equity	$(17,401)

INCOME STATEMENT
Revenue	$-
Total Expenses (Legal and Accounting)	$20,642
Net Loss	$(20,642)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE WILL NEED A MINIMUM OF APPROXIMATELY $450,000 TO PROCEED WITH OUR BUSINESS PLAN. IF WE ARE UNABLE TO RAISE THAT AMOUNT THROUGH TRADITIONAL FINANCING SOURCES SUCH AS LENDER, BANK AND PRIVATE PLACEMENT, WE WILL HAVE TO REVISE OUR BUSINESS PLAN OR CLOSE OUR BUSINESS.

We had negative working capital of $17,171 as of June 30, 2014. We currently do not have any manufactured product and we have no income. Our business plan calls for expenditures in the amount of $450,000 to get our initial product to market. If we are able to raise $450,000, we should be able to meet this objective. Even after our initial products are ready to sell, there can be no assurance they will generate sufficient revenues to sustain our business operations. The $450,000 needed for funding at the present time may not be available to us. If we are not successful in obtaining funding, we will not be able to achieve revenues and our business will likely fail.

THE COMPANY WILL HAVE WIDE DISCRETIONARY USE OF FUNDING PROCEEDS.

Management has broad discretion with respect to the specific application of the proceeds of any funding acquired. There can be no assurance that determinations ultimately made by the Company relating to the specific allocation of the net proceeds of such funding will permit the Company to achieve its business objectives. SEE "Proposed Business"

WE ARE AN EMERGING GROWTH COMPANY.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on December 31, 2009 and to date have been involved primarily in organizational activities. We have earned minimal revenues as of the date of this prospectus.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

WE HAVE ONLY GENERATED MINIMAL REVENUES AND DO NOT EXPECT TO GENERATE REVENUES UNTIL WE HAVE FUNDED THE COMPANY.

We have generated minimal revenues through our maintenance operations as of the date of this prospectus and do not expect to generate further revenues until we obtain funding. Upon completion of our commencement stage, we anticipate that we will incur increased operating expenses. We therefore expect to incur some losses into the foreseeable future. Potential investors should be aware of the difficulties we yet face in the implementation of our business plan. These risks include without limitation:

-- Completion of our manufacturing facilities; and

-- The acceptance of our products into the market place to a sufficient extent that our operations become economically viable.

The likelihood of success must also be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the commencement of our business plan. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

INVESTORS WILL BE UNABLE TO SELL THEIR SECURITIES IF NO MARKET DEVELOPS FOR THOSE SECURITIES.

No market exists at the present time for our common shares. Investors in the offering will purchase securities that cannot be resold by those investors until a market exists. We intend to apply for admission to quotation of our securities on the OTC Bulletin Board . If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.

BECAUSE OUR PRODUCTS ARE SPECIALTY PRODUCTS THAT WILL APPEAL TO ONLY A PORTION OF THE U.S. POPULATION, UNLESS WE CAN ACHIEVE BROAD BASED MARKETING SUCCESS IT IS LIKELY OUR CONCRETE CASTING BUSINESS WILL NOT SUCCEED.

The type of products which we will produce are not currently as widely used in the construction of residential housing as competing materials such as wood, drywall or plaster panels. To succeed we will need to market our potential products to a wide geographic area to appeal to a wider market. If we cannot become the supplier of pre-cast cellular concrete wall, roof and interior panels to a broad base of builders and contractors, it will be difficult for us to achieve financial success and investors may lose their investments.

WE DEPEND ON JOHN SPROVIERI, WHOM WE MAY NOT BE ABLE TO RETAIN, IN WHICH EVENT WE COULD NOT CONTINUE TO DEVELOP OUR BUSINESS PLAN.

John Sprovieri is our only officer and our principal director who has the expertise to run and oversee the development of our business. We would not be able to retain Mr. Sprovieri if he should die, become disabled or become engaged in other business pursuits to the extent he cannot devote sufficient time to our business. In such event, we could not prosecute our business plan unless we can replace Mr. Sprovieri. It is uncertain whether we would be able to do so. In addition, we have no key-man life insurance on Mr. Sprovieri.

THE INDUSTRY IN WHICH WE INTEND TO COMPETE IS HIGHLY CYCLICAL AND ANY DOWNTURN RESULTING IN LOWER DEMAND OR INCREASED SURPLUS WOULD HAVE A MATERIALLY ADVERSE IMPACT ON OUR FINANCIAL RESULTS.

The building products manufacturing and distribution industry is subject to cyclical market pressures caused by a number of factors that are out of our control, such as general economic and political conditions, levels of new construction, interest rates and population growth. To the extent that cyclical market factors adversely impact overall demand for environmentally friendly building products or the prices that we can charge for our products, our net sales and margins would likely decline in the same time frame as the cyclical downturn occurs. Because much of our overhead and expense is relatively fixed in nature, a decrease in sales and margin generally could have a significant adverse impact on our results of operations. Also, to the extent our potential customers experience downturns in business; our ability to collect our receivables could be adversely affected. Finally, the unpredictable natures of the cyclical market factors that impact our industry make it difficult to forecast our operating results.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

ANY PRODUCT LIABILITY CLAIMS AGAINST US COULD RESULT IN ADVERSE PUBLICITY AND POTENTIALLY SIGNIFICANT MONETARY DAMAGES.

Like other manufacturers of products that are used by consumers, we face an inherent risk of exposure to product liability claims in the event that the use of our pre-cast concrete products results in injury. In addition, since we have no operating history, we cannot predict whether or not product liability claims will be brought against us in the future, or the effect of any resulting negative publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. We will rely on obtaining general liability insurance to cover product liability claims. The successful assertion of product liability claims against us could result in potentially significant monetary damages and if our insurance protection is inadequate to cover these claims, they could require us to make significant payments.

BECAUSE THE MARKETS IN WHICH WE COMPETE ARE HIGHLY COMPETITIVE AND MANY OF OUR COMPETITORS HAVE GREATER RESOURCES THAN US, WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AND WE MAY BE UNABLE TO GAIN MARKET SHARE.

We compete with a large number of competitors in the construction supply business. In addition to other companies that manufacture and distribute pre-cast aerated concrete wall, roof and interior panels, we will compete with companies that supply panels made of alternative materials such as drywall, gypsum, plaster and wood. In addition, we will compete with local, regional and national home improvement wholesalers and retailers who offer panels directly to the public. We expect to face increased competition in the future. Further, many of our potential competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources than us. As a result, they may be able to respond more quickly to changing customer demands or to devote greater resources to the development, promotion and sales of their products than we can. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share.

THE DEMAND FOR PRODUCTS REQUIRING SIGNIFICANT INITIAL CAPITAL EXPENDITURES SUCH AS OUR PRE-CAST CONCRETE PRODUCTS IS AFFECTED BY GENERAL ECONOMIC CONDITIONS.

The United States and international economies have recently experienced a period of slow economic growth. A sustained economic recovery is uncertain. In particular, terrorist acts and similar events, continued turmoil in Asia and the Middle East or war in general could contribute to a slowdown of the market demand for products that require significant initial capital expenditures, including demand for new residential buildings.

In addition, increases in interest rates may increase financing costs to customers, which in turn may decrease demand for our products. If the economic recovery slows down as a result of the recent economic, political and social turmoil, or if there are further terrorist attacks in the United States or elsewhere, we may experience decreases in the demand for our pre-cast concrete products, which may harm our operating results.

WE WILL RELY PRIMARILY UPON COPYRIGHT AND TRADE SECRET LAWS AND CONTRACTUAL RESTRICTIONS TO PROTECT OUR PROPRIETARY RIGHTS, AND, IF THESE RIGHTS ARE NOT SUFFICIENTLY PROTECTED, OUR ABILITY TO COMPETE AND GENERATE REVENUE COULD SUFFER.

We will seek to protect our proprietary manufacturing processes, documentation and other written materials primarily under trade secret and copyright laws. We will also require employees and consultants with access to our proprietary information to execute confidentiality agreements. The steps taken by us to protect our proprietary information may not be adequate to prevent misappropriation of our technology. In addition, our proprietary rights may not be adequately protected because:

•	People may not be deterred from misappropriating our technologies despite the existence of laws or contracts prohibiting it;

•	Policing unauthorized use of our intellectual property may be difficult, expensive and time-consuming, and we may be unable to determine the extent of any unauthorized use; and

•	Reverse engineering, unauthorized copying, or other misappropriation of our proprietary technologies could enable third parties to benefit from our technologies without paying us for doing so. Any inability to adequately protect our proprietary rights could harm our ability to compete, to generate revenue and to grow our business.

WE MAY NOT BE ABLE TO MANAGE OUR FUTURE GROWTH EFFECTIVELY.

We may be unable to manage future growth. To successfully manage our growth and handle the responsibilities of being a public company, we believe we must effectively:

•	Hire, train, integrate and manage additional qualified engineers for research and development activities, sales and marketing personnel, and financial and information technology personnel;

•	Retain key management and augment our management team, particularly if we lose key members;

•	Continue to enhance our customer resource management and manufacturing management systems;

•	Implement and improve additional and existing administrative, financial and operations systems, procedures and controls;

•	Expand and upgrade our technological capabilities; and

•	Manage multiple relationships with our customers, suppliers and other third parties.

We may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by rapid growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, satisfy customer requirements, execute our business plan or respond to competitive pressures.

THE SUCCESS OF OUR BUSINESS WILL DEPEND ON THE CONTINUING CONTRIBUTIONS OF OUR KEY PERSONNEL.

We will rely heavily on the services of key executive officer and directors including, John Sprovieri, our Chief Executive Officer and Director, Clifford Jett, our Director, and William Beers, our Director. The loss of services of our executive officer or any director could adversely impact our operations. We believe our future success will depend upon our ability to retain these key individuals and our ability to attract and retain other skilled managerial, engineering and sales and marketing personnel. However, we cannot guarantee that any employee will remain employed at the Company for any definite period of time.

OUR MANAGEMENT WILL HAVE BROAD DISCRETION IN USING THE PROCEEDS OF ANY FUNDING, AND YOU WILL NOT HAVE THE OPPORTUNITY, AS PART OF YOUR INVESTMENT DECISION, TO ASSESS WHETHER THE PROCEEDS ARE BEING USED APPROPRIATELY.

We intend to use the proceeds of any acquired funding for general corporate purposes, including working capital and capital expenditures. Depending on future developments and circumstances, we may use some of the proceeds for other purposes. Therefore, our management will have broad discretion in applying the net proceeds of this offering. The net proceeds could be applied in ways that do not improve our operating results. The actual amounts and timing of these expenditures will vary significantly depending on a number of factors, including the amount of cash used in or generated by our operations and the market response to the introduction of our product offerings.

WE INCUR SUBSTANTIAL COMPLIANCE COSTS AS A PUBLIC COMPANY.

As a public company, we will incur significant legal, accounting and other expenses. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC has required changes in corporate governance practices of public companies.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We may raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

FORWARD-LOOKING STATEMENTS

This discussion contains certain statements, which may be viewed as forward-looking statements that involve risks and uncertainties. When used herein, the words "believes", "anticipates", "expects" and similar expressions are intended in certain circumstances, to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected, including the risks of a startup company becoming profitable and raising the funds required to do so. Given these uncertainties, you are cautioned not to place undue reliance on such statements. There are no assurances the company can fulfill such forward-looking statements. Such forward-looking statements are only predictions; actual events or results may differ materially as a result of risks facing the company. Some of these risks include changes in government regulations, lack of financing and undercapitalization, inability to compete on a price level with competitors, loss of supply contracts, and increases in shipping costs

USE OF PROCEEDS

No proceeds from this offering are available to the company. The company will pursue funding through traditional means such as Lenders and other Financial Institutions and Private Placement exempt from registration.

DETERMINATION OF OFFERING PRICE

We determined this offering price arbitrarily by adding a $0.01 premium to the initial sale price of our common stock to investors.

DILUTION

The Shareholders Stock is already issued and the sale of these shares will not change the dilution of the company's stock.

SELLING SHAREHOLDERS

The following section presents information regarding the Selling Shareholders. The Selling Shareholders table and the accompanying notes describe the Selling Shareholders and the number of shares of our common stock being offered. A description of how the Selling Shareholders acquired the shares of common stock being sold in this offering is detailed in the table forming part of the footnotes below.

We are registering 17,435,000 shares of our common stock owned by and on behalf of the Selling Shareholders named in the table below. We will pay all costs, expenses and fees related to the registration of these shares, including all registration and filing fees, printing expenses, legal fees and other associated costs, if any.

We will not be offering any shares on behalf of the Selling Shareholders. These Selling Shareholders are not required to sell their shares, nor have they indicated to us, as of the date of this prospectus, an intention to sell any of their shares being registered. The Selling Shareholders are offering their shares of our common stock for their own account. We will not receive any proceeds from the sale of the Selling Shareholders' shares.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by the Selling Shareholders, including:

• The number of shares of our common stock owned prior to this offering; and

• The total number of shares of our common stock that is being offered through this prospectus.

	SHAREHOLDER	Number of Shares Beneficially Owned Prior to the Offering (1)	Number of Shares Being Offered
1	Clifford D. Jett (2)(5)	3,000,000	3,000,000
2	John Sprovieri (3)	9,750,000	9,750,000
3	William Beers (4)	3,000,000	3,000,000
4	Lynn Komar	250,000	250,000
5	Kathleen D. Jett (2)(5)	10,000	10,000
6	Mary E Sprovieri (3)	10,000	10,000
7	Linda Beers (4)	10,000	10,000
8	Robert Tanner	25,000	25,000
9	Marjorie E. Yarnell	10,000	10,000
10	Sharon R. Nolan	10,000	10,000
11	Julie Jett Regnell (5)	30,000	30,000
12	Ryan R. Regnell (5)	10,000	10,000
13	Roderick R. Regnell (5)	10,000	10,000
14	Larry Barngrover	10,000	10,000
15	Ryan P. Sharp	10,000	10,000
16	Daniel J. Hall (6)	10,000	10,000
17	George R. Jett (2)	10,000	10,000
18	Kelly Louise Means	10,000	10,000
19	Jaime Scott McLaughlin	10,000	10,000
20	Linda Randle	10,000	10,000
21	Jimmy Nelson	10,000	10,000
22	Michael Nilson	10,000	10,000
23	Doug Bill	10,000	10,000
24	Kimberly A. Grimm	10,000	10,000
25	Cory L. Bernard	10,000	10,000
26	Kenneth A. Jett (2)	10,000	10,000
27	Rebecca Jones	10,000	10,000
28	Karen A. Johnson	10,000	10,000
29	Jennifer Bain	10,000	10,000
30	Elizabeth A Voiles	10,000	10,000
31	Jose M. Guzman	10,000	10,000
32	Christopher Longphre	10,000	10,000
33	Donald Hilderbrand	10,000	10,000
34	Martin J Kelly	10,000	10,000
35	John Schmidt	10,000	10,000
36	Joe Hobbs	25,000	25,000
37	Billy Sullivan	25,000	25,000
38	Linda Buchanan	10,000	10,000
39	Dan Newbold	25,000	25,000
40	Lee Hall (6)	25,000	25,000
41	Steven A. Weber	10,000	10,000
42	VAWT Earth Wind and Power (7)	970,000	970,000
43	Colonial Stock Transfer Co.	100,000	-
44	Kimberly A. Grimm	2,000,000	-
45	Martin J. Kelly	500,000	-
		20,035,000	17,435,000

FOOTNOTES

(1) Based upon beneficial ownership information reported to us as of June 30, 2014

(2) Kathleen D. Jett is the wife of our director Clifford D. Jett. George R. Jett and Kenneth A. Jett are the brothers of our director Clifford D. Jett.

(3) Mary E Sprovieri is the wife of our officer and director John Sprovieri.

(4) Linda Beers is the wife of our director William Beers.

(5) Julie Jett Regnell is the daughter of, Clifford D. and Kathleen D Jett and is the wife of Ryan R. Regnall and mother of Roderick R. Regnell.

(6) Daniel J. Hall and Lee Hall are not related.

(7) Rick Plotnikoff is the sole principal of VAWT Earth Wind and Power and consequently, the person with sole voting and investment control. VAWT Earth Wind and Power is a consulting firm providing going public consulting services to Auscrete Corporation in return for 970,000 shares of Auscrete's common stock.

The table on the following page summarizes shares that were initially issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at various dates corresponding with each purchaser. In connection with this issuance, the purchasers were provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements. Each investor also represented to us that he/she was acquiring the shares as principal for his/her own account with investment intent. Each investor also represented that he/she was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

TABLE FOLLOWS ON NEXT PAGE

	NAME	ADDRESS	Type of Consideration	Value of Services	Value of Cash	Date	No. of Shares
1	Clifford D. Jett	PO Box 846, Rufus, OR 97050	Services	$60,000.00		1/12/2010	3,000,000
2	John Sprovieri	PO Box 813, Rufus OR 97050	Services	$60,000.00		1/12/2010	3,000,000
2	John Sprovieri	PO Box 813, Rufus OR 97050	Assets	$135,000.00		12/01/2011	6,750,000
3	William Beers	PO Box 825, Rufus OR 97050	Services	$60,000.00		1/12/2010	3,000,000
4	Lynn Komar	61560 Sunny Breeze Lane, Bend OR 97702	Services	$5,000.00		1/12/2010	250,000
5	Kathleen D. Jett	PO Box 846, Rufus, OR 97050	Cash		$200.00	1/21/2010	10,000
6	Mary E Sprovieri	PO Box 813 Rufus OR 97050	Cash		$200.00	2/4/2010	10,000
7	Linda Beers	PO Box 825, Rufus OR 97050	Cash		$200.00	2/4/2010	10,000
8	Robert Tanner	PO Box 54, Grass Valley OR 97029	Cash		$500.00	1/12/2010	25,000
9	Marjorie E. Yarnell	PO Box 6, Rufus OR 97050	Cash		$200.00	1/12/2010	10,000
10	Sharon R. Nolan	PO Box 745, Rufus OR 97050	Cash		$200.00	1/12/2010	10,000
11	Julie Jett Regnell	1126 Olmo Way, Boulder City NV 89005	Cash		$600.00	1/12/2010	30,000
12	Ryan R. Regnell	1126 Olmo Way, Boulder City NV 89005	Cash		$200.00	1/12/2010	10,000
13	Roderick R. Regnell	1126 Olmo Way, Boulder City, NV 89005	Cash		$200.00	1/12/2010	10,000
14	Larry Barngrover	428 S. Lawndale Dr., Spring Creek, NV 89815	Cash		$200.00	1/12/2010	10,000
15	Ryan P. Sharp	PO Box 351, Pendleton, OR 97801-0351	Cash		$200.00	1/12/2010	10,000
16	Daniel J. Hall	PO Box 292,Wasco, OR 97065	Cash		$200.00	1/12/2010	10,000
17	George R. Jett	PO Box 826, Rufus, OR 97050	Cash		$200.00	1/12/2010	10,000
18	Kelly Louise Means	PO Box 12053, Reno, NV 89510	Cash		$200.00	1/12/2010	10,000
19	Jaime Scott McLaughlin	PO Box 12053, Reno, NV 89510	Cash		$200.00	1/12/2010	10,000
20	Linda Randle	6060 Oak St., Anderson, CA 96007	Cash		$200.00	1/20/2010	10,000
21	Jimmy Nelson	353 Centerville Hwy., Lyle, WA 98635	Cash		$200.00	1/20/2010	10,000
22	Michael Nilson	PO Box 518, Lyle, WA 98635	Cash		$200.00	1/20/2010	10,000
23	Doug Bill	101 Jayden Lane Stevenson WA 98648	Cash		$200.00	1/20/2010	10,000
24	Kimberly A. Grimm	PO Box 801, Rufus, OR 97050	Cash		$200.00	1/21/2010	10,000
25	Cory L. Bernard	704 Oak Ave., Hood River, OR 97031	Cash		$200.00	1/21/2010	10,000
26	Kenneth A. Jett	PO Box 846, Rufus, OR 97050	Cash		$200.00	2/4/2010	10,000
27	Rebecca Jones	72233 Blalock Cyn. Rd. Arlington,OR 97812	Cash		$200.00	2/4/2010	10,000
28	Karen A. Johnson	300 Circulo Uno Poco, Rohnert Park, CA	Cash		$200.00	2/4/2010	10,000
29	Jennifer Bain	4804 Gettysburg Rd.,Knoxville, TN 37921	Cash		$200.00	2/4/2010	10,000
30	Elizabeth A Voiles	6200 Hickson Pike, #202, Hickson TN 37343	Cash		$200.00	2/4/2010	10,000
31	Jose M. Guzman	PO Box 703, Rufus, OR 97050	Cash		$200.00	2/4/2010	10,000
32	Christopher Longphre	PO Box 631, Stevenson, WA 98648	Cash		$200.00	2/4/2010	10,000
33	Donald Hilderbrand	PO Box 148, Wasco OR 97065	Cash		$200.00	2/4/2010	10,000
34	Martin J Kelly	PO Box 813 Rufus OR 97050	Cash		$200.00	2/4/2010	10,000
35	John Schmidt	PO Box 1934 Sandy OR 97055	Cash		$200.00	2/4/2010	10,000
36	Joe Hobbs	210 Webber Street, The Dalles OR 97058	Cash		$500.00	2/4/2010	25,000
37	Billy Sullivan	PO Box 614, Hood River OR 97031	Cash		$500.00	2/4/2010	25,000
38	Linda Buchanan	PO Box 825 Rufus OR 97050	Cash		$200.00	2/4/2010	10,000
39	Dan Newbold	30303 Maple Drive, Junction City, OR 97448	Cash		$500.00	2/4/2010	25,000
40	Lee Hall	30325 Maple Dr. Junction City, OR. 97448	Cash		$500.00	2/4/2010	25,000
41	Steven A. Weber	1950 Maple Ave. NE Salem OR 97301	Cash		$200.00	2/28/2010	10,000
42	VAWT Earth Wind and Power	Unit 2393 Sidney, B.C. V8L 3Y3	Services	$19,400		1/15/2010	970,000
43	Colonial Stock Transfer Co.	66 Exchange Place, Salt Lake City, UT 84111	Services	$3,000		9/5/2013	100,000
44	Kimberly A. Grimm	Unit 2393 Sidney, B.C. V8L 3Y3	Services	$20,000		5/28/2014	2,000,000
45	Martin J Kelly	PO Box 813, Rufus OR 97050	Cash		$5,000.00	5/28/2014	500,000
			TOTALS	$362,400.00	$14,300.00		20,035,000

PLAN OF DISTRIBUTION

SHARES OFFERED BY THE SELLING SHAREHOLDERS

The Selling Shareholders may sell some of all their shares of our common stock in one or more transaction, including block transactions. There are no arrangements, agreements, or understandings with respect to the sale of these securities. The Selling Shareholders will sell their shares of our common stock at a fixed price of $0.03 per share until our shares of common stock are quoted on the OTC Bulletin Board, and thereafter may be offered at prevailing market prices or privately negotiated prices.

The Selling Shareholders may distribute their shares of our common stock to one or more of its officers, directors, or shareholders who are unaffiliated with us. Such new shareholders may, in turn, distribute such shares of our common stock as described above. If these shares being registered for resale are transferred from the named Selling Shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must file a prospectus supplement naming them as Selling Shareholders and provide the information required concerning the identity of each new Selling Shareholder and their relationship, if any, with us. As of the date of this prospectus there is no agreement or understanding between the Selling Shareholders and its officers, directors, or shareholders with respect to the distribution of the shares of our common stock being registered for resale pursuant to this registration statement.

We can provide no assurance that any or all of the shares of our common stock offered by the Selling Shareholders will be sold.

We will pay all costs, expenses, and fees related to the registration of our shares of common stock owned by the Selling Shareholders. The Selling Shareholders, however, will pay any commissions or other fees payable to broker-dealers in connection with any sale of its shares of our common stock.

The Selling Shareholders shall be deemed to be engaged in a distribution of our common stock in connection with the resale of their shares and therefore must comply with applicable securities laws, among other things;

• Not engage in any market stabilization activities in connection with our common stock, should a market ever develop;

• Furnish each broker-dealer through which our common stock may be offered copies of this prospectus, along with any supplements or amendments, as may be required by such broker-dealer; and

• Not bid for or purchase any of our shares of common stock or attempt to induce any person to purchase any of our shares of common stock other than as permitted under the Exchange Act.

We have advised the Selling Shareholders that if a particular offer of our shares of common stock to be made on terms constituting a material change from the information described in this "Plan of Distribution" section of the prospectus, then, to the extent required, a prospectus supplement must be distributed setting forth such terms and related information as required.

In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of common stock at no par value per share.

Common Stock

As of June 30, 2014, there were 20,035,000 shares of our common stock issued and outstanding held by 43 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Matthew T Welker, Attorney at Law, with an address of PO Box 199, Clear Spring, MD 21722, has provided an opinion on the validity of our common stock. See Exhibit 5.1.

The financial statements included in this prospectus and the registration statement have been audited by MartinelliMick, PLLC. for the year ending 12/31/2013 and by Anton and Chia, LLP. for the year ended 12/31/2012 and their reports appear elsewhere in this registration statement filed with the SEC, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting. See Exhibits 23.1 & 23.2.

DESCRIPTION OF BUSINESS

Company Overview

Auscrete Corporation was incorporated in the State of Wyoming on December 31, 2009 and is a development stage company that has not commenced operations but will commence operations when minimum financing is obtained. The manufacturing technology placed into Auscrete Corporation has been granted by Mr. Sprovieri. This technology is the culmination of development work and building construction carried out by Mr. Sprovieri in his previous private company that commenced early in 2003, also called Auscrete Corporation. That private company will be totally closed down once the public Auscrete Corporation is adequately funded and commenced.

Initially, Auscrete plans to manufacture lightweight cellular concrete wall, roof and interior panels for use in the construction of affordable residential housing using technology previously developed by the founder. The principal business will be to supply builders and contractors with pre-cast wall, roof and interior panels for use in the construction of single-family homes and commercial structures.

Although Auscrete has not begun operations, our CEO and our sole founder has contributed certain assets and equipment owned by another company owned and run by Mr. Sprovieri. The name of that company is also Auscrete Corporation organized under the laws of the State of Oregon (“Auscrete of Oregon”). Mr. Sprovieri contributed these assets in return for 675,000 shares of common stock. The number of shares of common stock issued to Mr. Sprovieri in exchange for the assets were determined to be the fair value of the assets contributed. These assets are functional and will be the foundation upon which Auscrete will build its broader manufacturing capabilities.

Auscrete’s products will be fabricated on a build to order basis and as such, variable costs will be incurred before the company receives any revenue. These variable costs differ based on the product constructed. Further detail on first year and second year expansion expenditures is listed on page 20. Although the second year expenditures will not be required at the commencement of operations, the purpose of the year two expenditures will be to enhance the manufacturing facilities and process in order to improve efficiency and reduce production costs.

At this juncture, Auscrete is a development stage company and has not earned any manufacturing revenue. The plan of operation is forward-looking and there is no assurance that operations will ever begin.

Operations will begin following the raising of the required funds to do so. It is estimated that $450,000 (Four Hundred Fifty Thousand Dollars) (“Initial Capital Outlay”) will be required at a minimum to begin operations and to continue operations at a stage 1 (pilot plant) level.

Founder’s Development Activities to Date

Auscrete’s CEO and founder, John Sprovieri, possesses certain proprietary technology in cellular lightweight concrete manufacturing. He has applied his engineering and marketing expertise to develop and promote products under the product name, Auscrete Cellular Concrete (“ACC”). ACC is the culmination of the refinements made to a technology developed in Australia in the mid 1980’s. The Australian product “Cellucon” (the company that manufactured it is now defunct) has been used in many parts of the world, and Mr. Sprovieri has introduced it to the US. The process enables infusion of millions of tiny air bubbles into a special inert concrete mix enabling the creation of a lightweight product without sacrificing strength or structural integrity.

Since commencing re-development of the basic technology ten years ago, Mr. Sprovieri has refined and modified the basic ACC formula utilizing various bubble producing machines to produce the product currently usable in building construction.

At Auscrete of Oregon, a number of specialized machines have been fabricated for the manufacturing of ACC including machinery that can produce various sized bubbles, hydraulically operated casting beds, concrete batching plant, materials handling equipment, specialized finishing machines and a “Hot Box” materials thermal testing cabinet that gives thermal “R” ratings of materials to ASTM specifications. Additionally, many sample panels have been produced for testing and for the construction of structures.
Putting the ACC technology to practical use, Mr. Sprovieri first produced a multi user rest room facility for the city park in Wasco, Oregon three years ago. The construction of the restroom facility provided valuable feedback which helped Mr. Sprovieri refine the manufacturing and construction process. The follow-up project to the restroom facility involved the construction of a 2,500 sq. ft. prototype house (pictured to the right) on land in Rufus, Oregon.

Contributed Assets

The following assets were contributed by Mr. Sprovieri and are functional at our manufacturing facility.

The contributed assets were impaired in the 2012 audit. Long-lived assets were evaluated for impairment as ongoing events and changes in circumstances (such as probability of financing failure or significant adverse change to market conditions) can impact their net book value which may not be recoverable. As a result of this evaluation, an asset impairment change, which resulted in the reduction of the carrying amount of certain equipment, vehicles and property of $130,933 in 2012 and $0 in 2011 and 2013.

Contributed Assets

Description

Concrete Batch Plant
9,000 sq. ft. Building. Complete New (not erected) Industrial Clear Span Building
15,000# Capacity Nissan Forklift
6,000# Capacity Toyota Forklift
Yanmar Tractor/Front End Loader
Volvo Semi-Road Tractor
20’ Flat Deck Trailer
Ford F250 Diesel Pickup

Manufactured Specialized Equipment

Following financing, the Corporation will purchase the following Manufacturing Equipment from the Oregon Auscrete Corporation:

2 Hydraulically Operated Wall Panel Molding Tables
4 Regular 20’ Roof Panel Molding Tables
1 Mobile Concrete Transporter
Thermal Testing Machine Known as a “Hot Box“
2 Crane Attachments
Concrete Panel Storage Racks
Sand Bunker
Mold Boards, Manual & Magnetic Clamps, Brackets

The current pilot plant facility is a decommissioned service station being provided by the city. The outer driveway and back areas serve as the foundation for the two major casting beds and four smaller roof panel casting beds. Space is restricted. The concrete batching plant, with its 35-ton capacity cement silo is against the end wall of the driveway and the hopper is behind the sand storage pit. The office is the service station office and the mechanical workshop serves as the fabrication area for the manufacture of rebar cage frames. Any other work is done out in the open areas. Storage of completed panels, some as large a 16’ x 8’, is in industrial racks that have been built at the other end of the driveway area. To complete a 1,500 sq. ft. house, storage for as many as 30 wall panels and 25 roof panels would be needed. The plant is able to produce up to 6 wall panels per week from the large casting beds, based on the capacity of the current equipment.

Our Product

The corporation’s projected initial products will include homes and small commercial structures built of cellular concrete. Auscrete’s potential ability to create a light weight product that remains strong will enable production of affordable wall, roof and interior panels for the construction of these structures

Non moving air is the best insulator and the basic materials for the Auscrete product are cement, sand, water and a proprietary inert chemical that will support the creation and longevity of very small air bubbles. The cement is standard Portland cement readily available from many suppliers. Sand and water are also available adjacent to the plant. The chemical has previously been imported from Australia but will be manufactured by a chemical company in the US upon the commencement of operations. A chemical manufacturer has yet to be identified to manufacture the chemical and as such, there are no current agreements in place for such production.

The Auscrete product will be considered “Green” in today’s evolving need for energy efficiency. Cellular concrete is perceived to be “Green”, in part because of the minimal impact on the environment and its energy efficiency. The aim is to have a structure that uses minimum possible power consumption for environmental control. Auscrete’s cellular structures are projected to provide very high efficiency in insulation values and, as such, have very low power input and cost.

Additionally, cement is an abundant material and, although it does use resources, its use is considered “Ggreen” when compared to products that use wood or oil based plasticized products. Sand is available readily and aged concrete can be ground and reused as aggregate. Non potable water can be used in concrete construction.

Energy tests on the ACC product have been carried out by an independent engineering firm and were done to the ASTM C1363-05 standard. Various weights per cubic foot are used for panels in differing areas. In general, external walls have an R rating of R22.3 and roof panels have an R rating of R32.7. This gives a whole house rating well in excess of the “whole house” Code requirement of R15.

Auscrete’s products will enable the construction of homes that are extremely thermally efficient in all conditions, strong in earthquake zones, will not burn, have excellent sound proofing and be impervious to pests, rot and mold. This technology is ideal for the construction of homes in the 1,000 – 4,000 sq. ft. range.

To provide homes at low cost, it will be necessary to produce the materials on a “mass production” basis. That is why the company’s plan will incorporate the methodologies of large manufacturing companies in order to provide products for the construction of, initially 30, then 150 affordable ($70k –$240k) high quality site built homes a year using Auscrete’s casting technique.

Technology

The foaming process used to produce the aerated concrete that will be the basis of our products has its origins in a technology developed in the early 1980's in Australia.

At that time, Romarada Chemicals of Victoria, Australia first produced a chemical mixture called Cellucon that had the ability to maintain its structural and tensile integrity during infusion of minute air bubbles, thus creating a much lighter concrete product, even when under mixing and blending stresses. Mr. Sprovieri’s association with Cellucon goes back to 1992 and he was involved in assisting the development of not only the Cellucon product, but also the marketing of the product internationally. The Cellucon chemical company closed operations in 2003 due to the death of the founder and owner. Mr. Sprovieri brought with him to the United States, his knowledge of the Cellucon production process, which he has since refined and enhanced in the production of a similar aerated concrete product through his company, Auscrete of Oregon.

As mentioned above, the Cellucon process has been further refined here in the US over the last 10 years by Auscrete’s founder. In particular, through experimentation the founder has been able to determine the optimal balance between the size of the bubbles and the strength of the concrete. Auscrete’s founder has developed specialty bubble producing machinery that can very effectively control the bubble size as required for particular applications. As discussed above, the founder has previously used this process to successfully construct a large prototype house and rest room facility.

Auscrete’s proprietary method for producing the aerated concrete involves the mixing of cement, sand and water and the specially developed air charged foaming agent that is infused during manufacturing. This enables the product to contain millions of strong, tiny air bubble ‘aggregates’ evenly distributed throughout the lightweight cast panel sections. With the addition of air, there is room for expansion and contraction, allowing for a concrete product that is both durable and flexible.

With previous construction of prototype structures, our concrete casting experience has determined that a big advantage of Auscrete’s technology is its ability to be produced as large panels at very low cost in a casting factory atmosphere with controlled simple casting techniques that ensures absolute quality control.

Housing Construction

Concrete is generally accepted as a standard basic building material. There appears to be little resistance to the use of concrete in home construction, particularly in the initial targeted sales areas of the Western United States.

Notwithstanding the economical and ecological advantages of our product, there are also few limits to the type or style of home that can be built with our product. Architectural style has no limitations with this system. The intricacies of any design are created easily by the shape of the casting mold and the structural materials used, which are for the most part, treated steel and concrete.

In addition our product will have the advantage of allowing for premium features not found in other building materials. Such features include soaring cathedral ceilings without unsightly trusses, tubular solar skylights to reduce energy consumption, energy efficiency with roof ratings in excess of R32 as mentioned under the "Our product" section above, sound reduction as befits such insulation value, utility rooms, lots of storage areas and single or double car garages.

The panels for the construction of a home will be cast in our factory under tight quality control. There are large (typically 25' x 10') hydraulically tilting steel casting tables that can handle the largest panels of any house. Each panel mold is made up of vinyl moldboards that can be snapped together in the shape and size as required.

Each wall panel incorporates a cast-in, skeletal reinforcing frame containing vertical steel tubes, through which the hold down bolts pass to secure the panel to the concrete slab base. At the same time, electric conduit and boxes are set in place and any plumbing vent tubes that are required.

The specialized concrete is then applied to the mold and finished to a smooth, flat appearance. As the inside walls of the house are the inner side of the panel, surface finish is very important because the interior paint or other surfacing will be applied directly to that panel.

The roof is made of energy efficient, individual panels of typically 18’ x 4’ sections. The undersides of these panels become the ceiling in the cathedral roof design. Because of their light weight, many panels can be loaded onto a step deck semi-trailer and delivered economically to the site, either close by or many miles away.

The panels are then assembled on the prepared concrete slab by being craned into place. Long, high tensile bolts are fitted right down from the top of the wall panel and pass through the fabricated reinforcing frame pulling together a stable and strong assembly. A 2-millimeter (.080”) thick adhesive/sealant barrier is applied between all concrete joints before being finally positioned and tightened down.

After setting of the wall panels, electrical wiring is fed through the conduit and the roof panels are then hoisted into place. These panels are held down with heavy duty, high tensile bolts threaded into the cast in receivers on the top of the side and cross walls.

The wall and roof panels are usually set in place over 5 days and the finishing of the house is commenced. As a lot of the fitting is already cast into the panels at the factory, it takes just a few weeks to finish plumbing, electrical and fitting of windows and doors, cabinets and roof shingles or metal roof finish as required by the contract.

The final stucco finish, once again simply applied direct to the concrete, is applied in 2 days and the house is ready for occupation.

Other Potential Uses

Although the Company will initially be focused on manufacturing panels for the construction of single family and multi unit housing, our product line may be expanded in the future for other uses.

•	Construction of commercial and industrial office and factory structures.
•	Construction of soundproof structures such as sound stages and studios.

•	Construction of molded structures such as arches and building fascias.
•	Construction of thermal structures such as public restrooms and cold stores.

•	Construction of walls and fences such as freeway sound barriers and general fencing.
•	Construction of lawn and garden furniture and attractions.

•	Construction of housing and structures using pre-made blocks and sections.

Market

Auscrete Corporation intends to position itself as a major supplier in the affordable housing market. Housing is generally considered “affordable” when its cost does not exceed 30 percent of the median family income in a given area. In many parts of the country, housing costs have begun to show signs of adversely affecting corporations, workers and local economies. Affordable housing is becoming increasingly scarce.

Our Strategy

We are going to promote a product that will not only make housing affordable but offer some luxuries as well, such as optional heat pump air conditioning that would not be available in other houses at such comparable pricing. We believe that by constructing with the Auscrete aerated concrete, those luxuries will result in lower cost utilities and a comfortable ‘feel’ to the living environment, as can be achieved with a product offering excellent thermal and soundproofing qualities as well as superb fire resistance.

Our developers and contractors will offer the homes as complete ready constructed site built units on suitable land. They will not be offered under the banner of such categories as ‘pre-fabricated’ or ‘factory built’ homes. They are just plain good value masonry homes built of a time proven product, concrete.

Initially, we intend to establish our operations and a manufacturing facility in the Industrial Estate area of Rufus, Oregon. Rufus is a small city about 110 miles east of Portland. Construction of the plant should take 4-5 months. The advantage of Rufus is it is located on 2 main highways, I-84 east/west and I-97 north/south.

The location will help considerably with the delivery of our pre-cast panels initially to the Northwest area and will also simplify the delivery of raw materials to our facility. We anticipate that in the initial year we will be able to produce enough panel sets for the construction of 30 homes.

We believe that we will be able to economically deliver whole house panel sets as far away as Arizona or Alberta, Canada. However, with a planned future facility to be set up in Central California, we believe that we will be able to achieve further efficiencies to be able to service a fast emerging market in this above average (for affordable housing) growth area. Additionally, a plant in Central California could easily initially address the Arizona market once the market recovery in that area has taken effect.

We plan on selling most of our output to developers, contractors and builders who will purchase the complete set of wall, roof and interior panels from us and use their own construction crew to complete the house.

PROPOSED Capital Expenditures

If the corporation, through its financing initiatives unrelated to this offering, should raise its minimum required funding of $450,000, the plan is to use the existing Pilot Plant to get the project started. Then, when the balance of the $3 million is raised, the Company will require the following capital expenditures in order to expand to meet the projected manufacturing requirements in a timely manner.

Year 1 Capital Asset Purchases at funding of $3.0 million.

Year 1 Capital Asset Purchases
Purchase land, purchase one additional factory building and office building. Move in.	530,000
Land Preparation and erection of buildings	282,000
Machinery, silos, batchers, mixers, conveyers, trailers, crane & forklift.	362,000
Specialized equipment, casting beds etc. manufactured ‘in house’	226,000
Shop equipment, press, lathe, welders etc.	179,000
Office equipment, drafting software, computers etc.	25,000
Total Asset Expenditures Year 1	$1,604,000
First year working capital and expenses including wages and salaries, marketing, other working capital and reserves	$1,396,000
Total Capital Expenditure, Working Capital and Reserves for year 1	$3,000,000

Year 2 Capital Asset Purchases below are needed if additional expansion is required.

Year 2 Capital Asset Purchases
Purchase 2 factory buildings, Erection and Commissioning	480,000
Land Preparation and erection of buildings	400,000
Machinery, silos, batchers, mixers, conveyers, trailers & forklifts.	278,000
Specialized equipment, casting beds etc. manufactured ‘in house’	176,000
Shop equipment, shears, rollers etc.	12,000
Office equipment, drafting software, computers etc.	20,000
Total Asset Expenditures Year 2	$1,366,000

Marketing

Our principal marketing efforts will be focused on interpersonal contacts and relationships. We intend to first leverage our contacts and relationships in and around Northwest Oregon along with our local knowledge of the area to market our product and distinguish ourselves. Our initial marketing thrust will include meetings with developers and construction companies to supply our product for their own construction needs. Although we intend to eventually build homes through our own construction division, we initially anticipate that over 90% of our sales will be to contractors and developers once our manufacturing gets off the ground.

Revenue

Revenue for the company will come from the sale of our concrete panels and panel sets. Specific prices may change due to elasticity of demand and fluctuations in commodity prices but currently our anticipated revenues are based upon the selling prices of typical size homes listed below:

1,000 Sq. Ft. Home:	$70,000
1,500 Sq. Ft. Home:	$110,000
2,000 Sq. Ft. Home:	$138,000
2,500 Sq. Ft. Home:	$170,000
3,000 Sq. Ft. Home:	$202,000
3,500 Sq. Ft. Home:	$236,000
4,000 Sq. Ft. Home:	$270,000

Once operative, 100 average houses produced per year equates to revenue of $14 million per year.

At present the Company does not have any current customers or customer contracts.

Competition

The building supplier industry is a highly competitive industry. We compete with a large number of competitors in the construction supply business. In addition to other companies that manufacture and distribute pre-cast concrete wall, roof and interior panels, we will compete with companies that supply panels made of alternative materials including but not limited to, drywall, gypsum and wood. In addition, we will compete with local, regional and national home improvement retailers such as Home Depot and Lowe’s who offer other building materials to the public and to contractors.

Areas of Competition. Competition in the housing industry relate to contractors, builders and developers all striving to achieve the common goal of generating business in the home construction industry. The following are the principal areas that will compete with Auscrete products:

a. Traditional Concrete Construction. Traditional concrete is generally used in warmer states (e.g., Florida to California). Costs fall around the $160 per sq. ft range and have little insulation value.

b. ICF construction. ICF (“Insulating Concrete Forms”) are external molds built of polystyrene with traditional concrete poured in between. ICF has insulation values comparable to Auscrete’s products. However, it is a labor intensive industry and normally costs in excess of $190 per sq. ft.

c. Raastra Block Construction. Raastra block has good insulation values but involves block-laying at the site and filling with mortar. This process is also labor intensive and usually costs in excess of $ 160 per sq. ft.

d. AAC (“Aerated Autoclaved Concrete”). AAC is a process where aluminum oxides are added to the concrete mix and create oxygen bubbles by chemical reaction to lighten the weight of the mixture. This process involves the block-laying and mortar filling elements. Also, these blocks are easily broken and there is a high level of loss. This process can cost over $190 per sq. ft.

e. Stick Built Construction (Wood frame). The most common construction method of residential construction, this process can cost between $95 and $180 per square foot. The strength of wood framing is considerably less than that of concrete.

f. Alternative Construction Methods. Other construction methods include log houses, straw bale and various other alternative methods. These methods represent a very small percentage of the total construction market.

Methods of Competition

To distinguish themselves in the construction supply business, suppliers employ a variety of methods to separate themselves from the competition. One of the principal methods of competition is price. National companies and large regional suppliers leverage their buying power to offer building supplies at reduced prices. Local suppliers may attempt to match prices at the cost of reduced margins, but may look to other areas in which to compete. Suppliers may also tout their quality of materials, design, construction, deployment and customer service to distinguish themselves from the competition.

We expect to face increased competition in the future. Further, many of our potential competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, sales and marketing, manufacturing, distribution, technical and other resources than us. However, we believe that our unique position of being able to provide environmentally friendly “Green” construction materials that are affordable and that incorporate a process that is distinguished from other building materials suppliers will allow us to compete effectively, especially in the Northwest where we have established relationships.

Insurance

We do not currently maintain insurance but intend to maintain general liability and other insurance to the standard in the industry.

Employees

We are a development stage company and currently have no salaried or waged employees. Our sole officer and the directors currently serve the Company for no compensation until the company is funded. There is no deferred compensation due.

Government Regulations

Our products have already been approved to State and County building codes. The Auscrete of Oregon ACC concrete product which we will be assimilating has been submitted and approved by the State of Oregon as a pre fabricated building component and carries a registration with the Building Codes Division, license # PFC571. This registration is also accepted by the State of Washington as evidence of competency.

Proposed future government regulations perhaps may include requirements for increased energy efficiency and material and construction standards for tornado and flood areas.

At present, no environmental laws either at the federal, state or local levels applies to the Auscrete manufacturing process. If this changes in the future, and an environmental law becomes applicable, this could result in extra costs and delays that could have a negative effect on our business.

Research and Development

The aerated concrete that will be the basis of Auscrete’s construction products is the product of the combination of a foaming agent and foaming machine. Research and development undertaken by Mr. Sprovieri since 2003 worked on creating a better aerated concrete by focusing on improving the following three areas: (a) the production of a machine to produce optimum sized bubbles, (b) identification of a surfactant (bubble producing liquid) that endures better while being aggressively mixed in concrete mixers and (c) the development of concrete mix recipes that give the best performance. The Auscrete aerated concrete has its roots in another aerated concrete developed by Cellucon starting in the mid 1980’s in Australia. Recognizing shortfalls in the Cellucon product including (a) the machine making the concrete produced erratic result and occasionally the concrete lacked strength and (b) the surfactant contained a biological animal protein that was odorous and unreliable.

Mr. Sprovieri’s research and development efforts have been focused on creating a more reliable machine and eliminating the animal protein component of the surfactant. Through his efforts, Mr. Sprovieri has been able to develop a synthetic component for the surfactant to replace the animal protein component while attaining the desired bubble wall strength while minimizing the size of the bubbles. Mr. Sprovieri has also worked to develop a bubble-producing machine that could produce bubbles of a consistent size with variable bubble size options. In connection with developing an optimum bubble-producing machine, Mr. Sprovieri conducted energy testing on samples of the concrete in a custom “hot box” built to the ASTM C1363-05 standard. He also conducted strength tests in cooperation with an ASTM certified laboratory in Oregon. Through his efforts, Mr. Sprovieri has been able to develop the optimum surfactant, bubble-producing machine and optimum concrete mix combinations for the creation of an optimum aerated concrete.

Subsidiaries

We do not have any subsidiaries.

Intellectual Property

Through the Founder and CEO, the company already has the following:

Technology:

A chemical design for the production of a surfactant that, when used in a foaming machine, can produce robust, micro-bubbles.

The design of a foaming machine that, when using the above surfactant, can produce minute bubbles within the range necessary for ACC production.

Know-how:

The information gained from past production research and development of products that enables the correct mixing of the concrete base and micro bubbles to ensure precision blends of raw product.

Branding:

Ownership of the Auscrete name for use as trade marks, branding on product and literature and printing.

Office

Our office is currently located at 504 East First St. Rufus OR 97050 and our telephone number is (541) 739-8298. This Pilot Plant location does not have the manufacturing capacity required by our anticipated operations. Upon financing, we intend to establish our headquarters and manufacturing facilities in the Rufus Industrial Estate. We do not pay any rent and there is no agreement to pay any rent in the future. Such costs are immaterial to the financial statements and, accordingly have not been reflected therein.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Wyoming is 109 W. 17th St. Cheyenne, WY 82001.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the Market Maker, willing to list bid or sale quotations and to sponsor the company listing. Although, we have verbally asked a Broker Dealer/Market Maker to apply with the Financial Industry Regulatory Authority (FINRA) to have our common stock eligible for quotation on the OTC Bulletin Board by filing a Form 211, we may not now and may never qualify for quotation on the OTC Bulletin Board.

Stockholders of our Common Stock

As of the date of this registration statement, we have 43 registered shareholders. The 20 largest shareholders are as follows:

	NAME	ADDRESS	SHARES
1	Clifford D. Jett	PO Box 846, Rufus, OR 97050	3,000,000
2	John Sprovieri	PO Box 813, Rufus, OR 97050	9,750,000
3	William Beers	PO Box 825, Rufus, OR 97050	3,000,000
4	Kimberly A. Grimm	PO Box 801, Rufus OR 97050	2,010,000
5	VAWT Earth Wind and Power	Unit 2393 Sidney, B.C. V8L 3Y3	970,000
6	Martin J. Kelly	PO Box 813, Rufus OR 97050	510,000
7	Lynn Komar	61560 Sunny Breeze Lane, Bend, OR 97702	250,000
8	Julie Jett Regnell	1126 Olmo Way, Boulder City, NV 89005	30,000
9	Robert Tanner	PO Box 54, Grass Valley, OR 97029	25,000
10	Joe Hobbs	210 Webber Street, The Dalles, OR 970587	25,000
11	Billy Sullivan	PO Box 614, Hood River OR 97031	25,000
12	Dan Newbold	30303 Maple Drive, Junction City, OR 97448	25,000
13	Lee Hall	30325 Maple Dr. Junction City, OR. 97448	25,000
14	Kathleen D. Jett	PO Box 846, Rufus, OR 97050	10,000
15	Mary E Sprovieri	PO Box 813, Rufus, OR 97050	10,000
16	Linda Beers	PO Box 825, Rufus, OR 97050	10,000
17	Marjorie E. Yarnell	PO Box 6, Rufus OR 97050	10,000
18	Sharon R. Nolan	PO Box 745, Rufus, OR 97050	10,000
19	Ryan R. Regnell	1126 Olmo Way, Boulder City, NV 89005	10,000
20	Ryan P. Sharp	PO Box 351, Pendleton, OR 97801-0351	10,000

Rule 144 Shares

Most of the presently outstanding shares of our common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. All our issued and outstanding shares have been held since at least February 4, 2010, and are subject to the restrictions and sale limitations imposed by Rule 144. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one (1) year after the Company is no longer deemed a "shell company" as defined in Rule 12b-2 of the Exchange Act, as amended.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.

PLAN OF OPERATIONS

Our plan of operations will depend wholly on our ability to acquire initial funding in the order of $450,000. Our next milestone will be to acquire additional funding of $2,550,000. Upon achievement of raising these funds, our plan of operations for the succeeding twelve months thereafter are as discussed below beginning with the “Establish Office and Manufacturing Facility” subsection:

Registration and Offer of Securities

Our first milestone is to obtain a symbol to facilitate quotation of our shares on the OTC Bulletin Board. We have verbally agreed to engage a registered broker-dealer and market maker, to apply with the Financial Industry Regulatory Authority to have our common stock eligible for quotation on the OTC Bulletin Board. With the assistance of the Market Maker, we anticipate obtaining quotation of our common stock on the OTC Bulletin Board . The Market Maker will not be compensated by the Company. The nature of the costs we will incur in connection with this offering include audit, legal, and SEC registration costs. These costs, initially estimated at $12,344.00, will be incurred entirely by the Company.

Establish Office and Manufacturing Facility

At the outset, we intend to use already existing manufacturing Plant and Equipment capabilities upon raising of $450,000. We believe the additional funding up to $ 3,000,000 would be required to expand our manufacturing capacity. Of the $3 million it will cost approximately $1,604,000 to set up our new manufacturing facility on the Industrial Estate. Another $1,396,000 would be required to cover the first year's $475,000 necessary for salary and wages to hire executive, administrative, marketing and labor personnel necessary to achieve independent revenues and to expand our operations as well as other working capital and reserves. Initial capital expenses for the first 12 months following the raising of $3 Million is discussed in “Description of Business” section above.

Beginning Operations

Our Corporation will acquire the existing manufacturing plant and equipment from Auscrete of Oregon. Additionally, it will take over an existing pilot plant facility owned from the City of Rufus, and will employ the previously trained staff of Auscrete of Oregon to ensure a smooth transition and continuation of production and revenues.

Proposed Expansion of Manufacturing Facility

Auscrete Corporation has been offered a little over 10 acres of Industrial Land by the City of Rufus in their Industrial Park with utilities already in place. The company will acquire this land under contract once adequate funding has been raised.

The new complex will start out with a rebar fabrication building that will also be a maintenance area and inventory storage facility. There is also a production building that has a concrete mixer at one end close to the cement silo and other necessary supply points. This building will house 24 casting tables. The other end of the building has the finishing area where panels get applied coatings and final inspection before being taken to storage and shipping.

Operations Management

Operations will begin at the existing plant immediately upon funding availability. When the new Fabrication Building and Production Building has been completed at the industrial site, production will be moved there.

The Auscrete Team will comprise of a minimal tiered management structure that enables control and knowledge to be firmly at the hands of senior management ensuring rapid and simplified direct reporting.

Upon commencement of Auscrete’s activity, under control of the President will be marketing, manufacturing operations, design architecture and engineering, administration and safety officer. Additionally, there is a construction manager that will oversee Auscrete’s own construction activities as well as liaise with contractors and developers.

Management and Operations Structure

Production Facilities

Once operations are commenced, the Auscrete product is mostly the production of specialty cast concrete panels used to build houses and other structures. The main activity on a daily basis is the preparation of molds on the molding tables and the application of rebar and other inclusions before pouring the mixture. The Auscrete ACC mixture is blended at the mixing station and poured into the molds where they cure for 2 days. Normally 12 molds per day would be completed. The plant will operate on 1 shift as the curing time required reduces the necessity of having staff present. The graphic below show a typical cycle of manufacturing for housing components.

Once the panels are cured, they are removed from the hydraulic tilting casting tables by use of special lifting apparatus attached to heavy duty forklifts. They are then taken through finishing where small imperfections are attended to and any required surface finishing is applied.

Panels are then stored in the pre-manufactured racks until all components for a specific house are complete. We will load our specially fitted trailers with the complete panel sets and ship them to the prepared site via our own transportation and deliver them to the contractor or developer for final construction and finishing of the house.

In many cases our trucks can return with raw materials from supplier depots throughout the country.

Marketing

Once the manufacturing facility is complete, Auscrete will employ a qualified marketing individual to extend its marketing functions when the new production plant is brought online.

It is anticipated that full marketing mode can be reached within 3-4 months, certainly much earlier than is necessary to keep the operation at its peak output. The Company will offer a wide range of pre-designed houses and also work with clients to achieve their own design needs.

The Company will sell to developers, construction contractors, building companies and individuals. The main thrust of the marketing will be the construction of affordable housing with energy efficiency. Additional markets will be accessed from the small commercial and industrial developments that are part of the future of commerce.

The marketing manager will keep abreast of the moving tide of opportunity by use of the many communication systems available today and be able to get involved in short and long term governmental and private projects.

Design & Architecture

The technology we are using has already been applied to basic design and construction of housing and commercial and industrial structures. We can easily adapt many of our customer's designs to our construction methods simply by adhering to some basic design criteria within the parameters of our concrete construction and engineering.

The chief design engineer will be responsible for the application of new designs utilizing all available technologies to enhance the final renderings. The other responsibility is to lead a team of drafters that will draw each individual panel or section and ensure the accuracy of the fitment prior to dispensing the drawing to the production shop.

The design department will keep abreast of all new building codes and amendments so that the Auscrete product always conforms to the current regulations of the construction industry.

Construction Division

The company will employ an experienced and qualified construction manager. The responsibilities of this person are multi fold. Auscrete will be carrying out its own construction during the development of its own campus. The construction manager will administer control of that expansion.

Additionally, when the company has its own crew erecting its own products, the construction manager will be able to supervise the ongoing work and final completion of the project.

Most importantly will be the liaison with outside contractors and developers ensuring that they are trained and understand the construction methods to be employed when erecting Auscrete products and structures.

Internal Administration

The position of Administration Manager will be filled by a suitably qualified individual with previous accounts based experience that understands and can perform the daily needs of a public corporation. They will be responsible to senior management for full compliance with securities issues and submissions. As production expands and the company grows, an assistant will be added as required.

Safety Officer

The safety officer will take care of safety issues that might arise on a day to day basis. A regular schedule of compliance based on OSHA and other regulations and safety checks will be developed as the production gets under way and the safety officer will be responsible for constant observation of these issues.

Limited Operating History

We cannot guarantee success of our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

Results of Operations for Period Ending June 30, 2014

We did not earn any revenues from our incorporation on December 31, 2009 to December 31, 2013, as evidenced by our audited financial statements and minimal revenue of $2,081 for the interim period ended June 30, 2014 (unaudited). We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan.

Public Company Expenses

Without operations, the Company will incur nominal expenses that will be paid for with the Company's available loans from shareholders and cash on hand which was $10.00 as at December 31, 2013. The Company's cash on hand is to be used to satisfy audit and legal expenses in connection with the reporting requirements for a public company under the Exchange Act of 1934. Any expenses incurred in excess of the Company's cash on hand may require the Company's founder to contribute additional cash to maintain the Company as a going concern. If the Company's founder is unable to contribute additional capital to the Company to satisfy these reporting company expenses, the Company may have to discontinue operations as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no disagreements with our current auditors.

Previous auditor for the company, Anton & Chia, LLP audited the Company's financial statements for the year ended December 31, 2012. Anton & Chia, LLP was dismissed as the Company's auditors on June 3, 2014 as they were non-responsive and unable to complete the 2013 audit in a timely fashion. Anton & Chia, LLP's report for the fiscal year ended December 31, 2012, and for the period from January 1, 2010 (inception) through December 31, 2012 did not contain any adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles, except that such report included a going concern paragraph, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anton & Chia, LLP. would have caused them to make reference thereto in their report on the financial statements for such years.

AVAILABLE INFORMATION

We have filed this registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our Selling Shareholders' common stock offered through this prospectus. This prospectus, but does not contain all of the information contained in the registration statement and exhibits.

You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and the directors and their ages as of the date of this prospectus are as follows:

John Sprovieri – CEO/Director, Age 66

John Sprovieri is a dual American/Australian citizen born in Brisbane, Australia to American parents and is 66 years old. He and his wife, Mary have been married near 46 years and have no children. His background is mechanical engineering and he spent 6 years in construction machinery marketing with Industrial Engineering Limited in Australia becoming Sales Manager for their Contracting Plant Equipment Division.

In 1975, he developed an agricultural/industrial tractor and developed both the manufacturing and marketing segments of his company, Australian Tractor Manufacturers Pty. Ltd. The corporation produced nearly 500 units over the next 14 years until he sold the company to Just Australia China Holdings Ltd. (JACH) with interests in China, Korea and Russia. The company was operating profitably at the time it was sold. JACH were setting up overseas operations and were going to manufacture in China or South Korea.

John stayed on with the corporation liaising with overseas licensed manufacturers and markets. He traveled extensively into Europe, USSR, the Middle East and North America.

Following completion of his obligations to JACH in 1993, he researched the US West Coast Market for low cost housing development, and started a transport company following working with 2 transport companies in Washington and Oregon in various positions throughout the West Coast corridor for nearly 3 years. In 1997 John launched an interstate transport company and was responsible for all facets of management including finance, operations, personnel and government compliance. In 2003, John commenced development of the Auscrete technology and acquired financing to further develop the Cellucon based technology and product with a view to creating an affordable housing manufacturing operation.

John’s transport company suffered setbacks in 2003 with the need to write off over $100,000 due to a factoring company not performing their due diligence in checking and following the financial status of some customers. These customers subsequently filed bankruptcy creating the loss. With the increasing cost of fuel and other overheads and the inability to raise rates and, after paying the Factoring Company what was due, it was decided by 2005 to close down operations and concentrate on affordable housing development.

During the past ten years since 2003, Mr. Sprovieri has been principally involved with launching and managing the Auscrete of Oregon development activities. During this time, Mr. Sprovieri has set up a manufacturing facility, trained personnel, redeveloped technology and started production of Auscrete Products in 2007.

Clifford Jett – Director, Age 73

Cliff, at 73 is currently the Mayor of the City of Rufus and has been since 1998. He is chairman of the Lower John Day Regional Partnership and on the Board of Directors of Mid-Columbia Council of Governments. He is also a member of the Mid Columbia Economic Development District and the Lower John Day Area Commission on Transportation.

Cliff comes from the Columbia Gorge and has an intimate knowledge of the area. He and his wife, Kay live in Rufus on their small agricultural holding. In his earlier career he became heavily involved in Law Enforcement and, since 1967, spent many years in Nevada commencing as a Conservation Fieldman II for the Nevada Dept. of Fish and Game. Until 1991, he worked through the ranks to achieve Region III L.E. Supervisor status as Fish and Game Agent III at the Nevada Dept. of Wildlife. This diverse career gave Cliff much experience in management, public relations, budgeting, law enforcement knowledge, personnel evaluations and preparation of quarterly and annual reports.

In 1996, Cliff became a city councilman for the City of Rufus and was elected Mayor in 1998. In addition to being a deputy of the Sheriff’s Department in the marine division, he is also a vineyard farmer and a partner in a small museum in the area. Cliff’s 23 years in Law Enforcement gave him the ability to display professionalism and integrity as part of his life’s philosophy. His leadership and problem solving ability make him well qualified to serve on the Board of Directors of this corporation.

William Beers – Director, Age 78

Bill has lived in Sherman County since 1956 and lives with his wife, Linda in the City of Rufus. He is 78 and recently became semi-retired and is currently a councilman for the City of Rufus and has served for a number of years. Bill is directly involved in the presentation of the city to possible development of local businesses and commercial and industrial enterprises by encouraging potential business people to move to the city’s business park.

Bills experience in business management stretches back decades. He has owned and managed a number of business including a truck stop service station and restaurant, all of which he sold when they were operating profitably and are still operating today. Around 15 years ago and approaching retirement age, Bill and his wife Linda purchased the Hi-Way Market general store and deli in Rufus and shared the business and personnel management responsibilities. Seeking retirement, they leased the business to their employees.

In summary, in the past thirty years, Mr. Beers’ business experience has involved serving as a councilman and running a variety of businesses, restaurants and a general store and deli.

Significant Events

Mr. Sprovieri has a judgment entered against him and his previous transport company, Austrak Corporation, in favor of Safeco Insurance Company (“Safeco”). The judgment was entered on 06/21/2007 in Clackamas County Circuit Court, Oregon City, Oregon in the amount of $14,158.79.

The complaint giving rise to the judgment relates to a California State (“CA”) matter whereby CA argued that Austrak Corp. failed to renew its license to transport recyclable used tires. Mr. Sprovieri contends that the renewal papers were submitted in a timely fashion and sent a file copy of the renewal form to CA stating that their own office had likely misplaced them. CA restated they had not received them and applied an arbitrary fine for failure to renew. Mr. Sprovieri disputes the reasons and validity of the fine.

At the time of the fine, CA required all carriers of used tires to register with the state and post a $10,000 bond in the event that companies fail to ensure hazardous waste handling compliance. CA tried to collect the fine against the Bond issued by Safeco. In discussion with Mr. Sprovieri, Safeco agreed that paying a fine was not the reason for the bond as no hazardous waste or cleanup was involved and advised Mr. Sprovieri that they would not pay out on the Bond. CA subsequently convinced them otherwise without Mr. Sprovieri’s knowledge.

Mr. Sprovieri had moved to Rufus OR in November 2006 and was never served personally with the summons and complaint. Following the submission of the S-1 to the SEC, collection lawyers saw Mr. Sprovieri’s name and contacted both he and the previous company’s attorney, Luc Nguyen. That is when Mr. Sprovieri learned of the judgment. Mr. Sprovieri is in the process of refuting the claim.

Except for the foregoing, during the past ten years, the officer and the directors have not been the subject to any of the following events:

•   Any bankruptcy petition filed by or against any business of which one of the above-named individuals was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•   Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

•   An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting one of the above-named individual's involvement in any type of business, securities or banking activities.

•   Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission, to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Neither our officer nor directors currently has an employment agreement in place and will hold office until removed from office in accordance with our bylaws.

Significant Employees

The Company currently does not have any employees.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on December 31, 2009 to December 31, 2014 (our fiscal year end) and subsequent thereto to the date of this prospectus.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Stock Bonus($)	Option Awards ($)	Non-Equity Incentive Plan Awards	Change in Pension Value and Nonqualified Deferred Compensation	All Other Earnings	Compensation Total ($)
John Sprovieri, CEO/Director	2010-2013	$0	$0	$0	$0	$0	$0	$0
John Sprovieri, CEO/Director	2014	$0	$0	$0	$0	$0	$0	$0

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not currently have an employment or consulting agreement with our officer, or any of our directors or significant employees and none of them currently receive compensation for their services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officer and directors, individually and as a group as of June 30, 2014, except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
Common Stock	Clifford Jett, Director PO Box 846, Rufus, OR 97050	3,000,000 Shares, Individually 10,000 Shares, Beneficially through Spouse	14.97%
Common Stock	William Beers, Director PO Box 825, Rufus, OR 97050	3,000,000 Shares, Individually 10,000 Shares, Beneficially through Spouse	14.97%
Common Stock	John Sprovieri, Director PO Box 813, Rufus, OR 97050	9,750,000 Shares, Individually 10,000 Shares, Beneficially through Spouse	48.66%
Common Stock	Kimberly A. Grimm PO Box 801, Rufus OR 97050	2,010,000 Shares	10.00%
Common Stock	The Officer and Directors as group that consists of William Beers, Clifford Jett, and John Sprovieri	15,750,000 Shares	78.60%

The percent of class is based on 20,035,000 shares of common stock issued and outstanding as of the date of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Each of Mr. Beers, Jett, and Sprovieri received 3,000,000 shares of Auscrete Corporation, no par value, on January 12, 2010 in exchange for services related to the organization of the Company. The value of each of Messrs. Beers’, Jett’s and Sprovieri’s services was $60,000 each. Messrs. Beers and Jett each own 14.97% of the company’s outstanding common stock and, on December 1, 2011, Mr. Sprovieri received 6,750,000 shares in exchange for certain assets valued at $135,000. Mr. Sprovieri owns 48.66% and the group of Beers, Jett and Sprovieri own 78.60%.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

• Any relative or spouse of any of the foregoing persons who has the same house as such person;

• Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Note that Auscrete's sale of building materials to such related parties will be on the same terms as Auscrete's sale of building materials to unaffiliated parties

During the past five years, the Company has not entered into any transactions with any promoters of the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officer and the directors are indemnified as provided by the Wyoming Statutes Annotated and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

AUSCRETE CORPORATION

(A Development Stage Company)

FINANCIAL STATEMENTS

AND

AUDITOR’S REPORT

* * *

DECEMBER 31, 2013

TABLE OF CONTENTS

Page
Reports of current and previous Independent Registered Public Accounting Firms	F1/A-F1/B

Audited financial statements for the period January 1, 2010 (inception) to December 31, 2013

Balance Sheet	F2

Statement of Income	F3

Statement of Stockholders’ Equity	F4

Statement of Cash Flows	F5

Notes to Financial Statements	F6

Interim Unaudited Financials January 1 to June 30, 2014	F12-F15

MARTINELLIMICK PLLC
A FRUCI & ASSOCIATES SUBSIDIARY

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Auscrete Corporation

We have audited the accompanying balance sheet of Auscrete Corporation (a development stage company) as of December 31, 2013 and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended and for the period from January 1, 2010 (inception) through December 31, 2013. Auscrete Corporation's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Auscrete Corporation as of December 31, 2012 were audited by other auditors, whose report dated October 8, 2013 expressed an unqualified opinion on those financial statements and included an explanatory paragraph regarding Auscrete Corporation's ability to continue as a going concern.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Auscrete Corporation as of December 31, 2013, and the results of its operations and its cash flows for the year then ended and for the period from January 1, 2010 (inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2, the Company has a history of operating losses, has limited cash resources, and its viability is dependent upon its ability to meet future financing requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. The financial statements do not included any adjustments that might result from the outcome of this uncertainty.

Martinelli Mick PLLC

MartinelliMick PLLC

Spokane, Washington

July 9, 2014

F1/A

The Anton & Chia LLP letter below has not been re-issued. It relates only to the 2012 audit.

ANTON & CHIA

CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Auscrete Corporation (a development stage company)

We have audited the accompanying balance sheet of Auscrete Corporation (the "Company") (a development stage company) as of December 31, 2012, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended and for the period from January 1, 2010 (Inception) through December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of December 31, 2011 were audited by other auditors, whose report dated July 2, 2012, expressed an unqualified opinion on those financial statements and included an explanatory paragraph regarding the Company's ability to continue as a going concern.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012, and the results of its operations and its cash flows for the year then ended and for the period from January 1, 2010 (Inception) through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP
Newport Beach, CA
October 8, 2013

F1/B

AUSCRETE CORPORATION
BALANCE SHEETS
(A DEVELOPMENT STAGE COMPANY)

ASSETS

	DECEMBER 31, 2013	DECEMBER 31, 2012
CURRENT ASSETS:

Cash	$10	$10
TOTAL CURRENT ASSETS	10	10

NON-CURRENT ASSETS:

Property and Equipment, net	-	-

TOTAL ASSETS	$10	$10

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:	$17,411	$-

TOTAL CURRENT LIABILITIES	17,411	-

TOTAL LIABILITIES	17,411	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock, no par value, authorized 500,000,000 shares
17,535,000 and 17,435,000 shares issued and outstanding as of December 31, 2013 and 2012 respectively	351,700	348,469

Accumulated deficit during the development stage	(369,101)	(348,459)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(17,401)	10

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$10	$10

The accompanying notes are an integral part of these financial statements

F2

AUSCRETE CORPORATION
STATEMENTS OF OPERATIONS
(A DEVELOPMENT STAGE COMPANY)

					FOR THE PERIOD
	YEAR		YEAR		FROM JANUARY 1, 2010
	ENDED		ENDED		(INCEPTION)
	DECEMBER 31, 2013		DECEMBER 31, 2012		TO DECEMBER 31, 2013

REVENUE	$-		$-		$-

EXPENSES
Impairment expense	-		130,933		130,933
Accounting and Legal	20,642		9,059		29,701
Organization Costs	-		-		204,400
Depreciation expense	-		-		4,067
TOTAL EXPENSES	20,642		139,992		369,101

NET LOSS	$(20,642	) $	(139,992	) $	(369,101)

NET LOSS PER COMMON SHARE - BASIC & DILUTED	$(0.00	) $	(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - BASIC & DILUTED	17,468,000		17,435,000

The accompanying notes are an integral part of these financial statements

F3

AUSCRETE CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(A DEVELOPMENT STAGE COMPANY)

			ACCUMULATED
			DEFICIT
			DURING
	COMMON SHARES		DEVELOPMENT
	SHARES	AMOUNT	STAGE		TOTAL

BALANCE, JANUARY 1, 2010 (INCEPTION)	-	$-	$-		$-

Issuance of founder shares	9,250,000	185,000	-		185,000

Common stock issued for cash	465,000	9,069	-		9,069

Common stock issued for services	970,000	19,400	-		19,400

Net loss	-	-	(204,400)		(204,400)

BALANCE, DECEMBER 31, 2010	10,680,000	$213,469	$(204,400	) $	9,069

Issuance of common stock for asset purchase	6,750,000	135,000	-		135,000

Net loss	-	-	(4,067)		(4,067)

BALANCE, DECEMBER 31, 2011	17,435,000	$348,469	$(208,467	) $	140,002

Net loss	-	-	(139,992)		(139,992)

BALANCE, DECEMBER 31, 2012	17,435,000	$348,469	$(348,459	) $	10

Issuance Common stock for services	100,000	3,000	-		3,000
Miscellaneous stock adjustment	-	231	-		231

Net loss	-	-	(20,642)		(20,642)

BALANCE, DECEMBER 31, 2013	17,535,000	$351,700	$(369,101	) $	(17,401)

The accompanying notes are an integral part of these financial statements

F4

AUSCRETE CORPORATION
STATEMENT OF CASH FLOWS
(A DEVELOPMENT STAGE COMPANY)

					FOR THE PERIOD
	YEAR		YEAR		FROM JANUARY 1, 2010
	ENDED		ENDED		(INCEPTION)
	DECEMBER 31, 2013		DECEMBER 31, 2012		TO DECEMBER 31, 2013

OPERATING ACTIVITIES
Net Loss	$(20,642	) $	(139,992	) $	(369,101)
Impairment expense	-		130,992		130,933
Non-cash organization costs	-		-		204,400
Depreciation expense	-		-		4,067
Non Cash Accounting & Legal (Misc. stock adj. for services)	231		-		231
Services for stock	3,000		-		3,000
Change in Accounts Payable	17,411		-		17,411
Net Cash Provided by Operating Activities	-		-		$(9,059)

INVESTING ACTIVITIES:
Net cash used for investing activities	-		-		-

FINANCING ACTIVITIES:
Net cash provided by financing activities - Stock Sales	-		-		$9,069

NET INCREASE IN CASH	-		-		10

CASH AT BEGINNING OF PERIOD	10		10		-

CASH AT END OF PERIOD	$10		$10		$10

Interest Paid	-		-
Taxes Paid	-		-

The accompanying notes are an integral part of these financial statements

F5

AUSCRETE CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY

Auscrete Corporation ("the Company") was formed as an enterprise to take advantage of technologies developed for the construction of affordable, thermally efficient and structurally superior housing. This "GREEN" product is the culmination of design and development since the early 1980's. The company's Registration Statement outlines the result of the amalgamation of various material development stages, taking an idea to a product and further developing that product to address an ongoing problem in the world's largest marketplace, the quest for affordable, efficient and enduring housing. Auscrete's structures are monetarily highly competitive. A turnkey house, ready to move in sells for around $90-95 per square foot. That is very low in today's market but is brought about by Auscrete's ability to manufacture large panels in mass production format. The house is virtually "fastened" together on site to produce an attractive site built home, a home that will stay where it is put through all kinds of adverse weather and age conditions. It will not burn, is not affected by bugs, termites or rot, it saves extensively on energy costs and has very low maintenance needs.

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by the Financial Accounting Standards Board's Accounting Standards Codification Topic 915 related to Development Stage Entities. The Company qualifies as a development stage company as it has not generated significant revenues. All losses accumulated since inception have been considered as part of the Company's development stage activities.

INCOME TAXES

The Company follows the guidance of the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes. According to Topic 740, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end.

For federal income tax purposes, substantially all expenses incurred prior to the commencement of operations must be deferred and then they may be written off over a 180-month period. Tax deductible losses can be carried forward for 20 years until utilized for federal tax purposes. The Company will provide a valuation allowance in the full amount of the deferred tax assets since there is no assurance of future taxable income.

The Company utilizes the Financial Accounting Standards Board's Accounting Standards Codification Topic 740 related to Income Taxes to account for the uncertainty in income taxes. Topic 740 for Income Taxes clarifies the accounting for uncertainty in income taxes by prescribing rules for recognition, measurement and classification in financial statements of tax positions taken or expected to be in a tax return. Further, it prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company's policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual at December 31, 2013 and 2012.

F6

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less. There was $10 cash equivalents as of December 31, 2013 and 2012.

REVENUE RECOGNITION POLICY

The Company recognizes revenues and the related costs when persuasive evidence of an arrangement exists, delivery and acceptance has occurred or service has been rendered, the price is fixed or determinable, and collection of the resulting receivable is reasonably assured. Revenue from licensing our technology is recognized over the term of the license agreement. Costs and expenses are recognized during the period in which they are incurred. Any revenues earned includes sales of our Cellular Concrete housing and other miscellaneous services. There have been no revenues earned to December 31, 2013.

COST OF SALES

Amounts that will be recorded as cost of sales relate to direct expenses incurred in order to fulfill orders of our products. Such costs are recorded and allocated as incurred. Our cost of sales will consist primarily of the cost of product; labor, selling costs and the cost of G&A expenses.

PROPERTY AND EQUIPMENT

Property and Equipment was stated at historical cost less accumulated depreciation and amortization. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets' estimated useful lives. The useful lives of the assets are as follows: equipment 7-years, vehicles 7-years, and buildings 30-years. Additions and improvements are capitalized while routine repairs and maintenance are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income or expense.

IMPAIRMENT OF LONG-LIVED ASSETS

We evaluate long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. There can be no assurance, however, that market conditions will not change or demand for the Company's products will continue. Either of these could result in the future impairment of long-lived assets. Estimates of fair value are determined through various techniques, including discounted cash flow models and market approaches, as considered necessary. As a result of this evaluation, an asset impairment change was made, which resulted in the reduction of the carrying amount of certain equipment, vehicle and property of $0 in 2013 and $130,933 in 2012. (See Note 4 for further discussion.)

LOSS PER COMMON SHARE

Basic loss per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

F7

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

NOTE 2 - GOING CONCERN AND PLAN OF OPERATION

The Company's financial statements have been presented on the basis that it will continue as a going concern. The Company has not generated revenues from operations to date, and still meets the requirements of a development stage company. The Company has an accumulated deficit of $369,101 as of December 31, 2013.

To the extent that the Company's capital resources are insufficient to meet current or planned operating requirements, the Company will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and the Company does not anticipate that existing shareholders will provide any portion of the Company's future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company and raises substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that may result from the outcome of this uncertainty.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Recent Developed Accounting Pronouncements

Effective January 2013, we adopted FASB ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013. The adoption of this update did not have a material impact on the financial statements.

Effective January 2013, we adopted FASB ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02). This guidance is the culmination of the FASB's deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI). The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income. However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto. Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail. This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012. The adoption of this update did not have a material impact on the financial statements.

New Accounting Pronouncements Not Yet Adopted

In February 2013, the FASB issued ASU No. 2013-04, Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date.

F8

The amendments in ASU 2013-04 provide guidance for the recognition, measurement, and disclosure of obligations resulting from joint and several liability arrangements for which the total amount of the obligation within the scope of this Update is fixed at the reporting date, except for obligations addressed within existing guidance in U.S. GAAP. The guidance requires an entity to measure those obligations as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement among its co-obligors and any additional amount the reporting entity expects to pay on behalf of its co-obligors. The guidance in this Update also requires an entity to disclose the nature and amount of the obligation as well as other information about those obligations. The amendments in this standard are effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2012. We are evaluating the effect, if any, adoption of ASU No. 2013-04 will have on our financial statements.

In March 2013, the FASB issued ASU No. 2013-05, Foreign Currency Matters (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity. The amendments in ASU No. 2013-05 resolve the diversity in practice about whether Subtopic 810-10, Consolidation-Overall, or Subtopic 830-30, Foreign Currency Matters-Translation of Financial Statements, applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate or conveyance of oil and gas mineral rights) within a foreign entity. In addition, the amendments in this Update resolve the diversity in practice for the treatment of business combinations achieved in stages (sometimes also referred to as step acquisitions) involving a foreign entity. The amendments in this standard are effective prospectively for fiscal years, and interim reporting periods within those years, beginning December 15, 2013. We are evaluating the effect, if any, adoption of ASU No. 2013-05 will have on our financial statements.

In April 2013, the FASB issued ASU No. 2013-07, Presentation of Financial Statements (Top 205): Liquidation Basis of Accounting. The objective of ASU No. 2013-07 is to clarify when an entity should apply the liquidation basis of accounting and to provide principles for the measurement of assets and liabilities under the liquidation basis of accounting, as well as any required disclosures. The amendments in this standard is effective prospectively for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. We are evaluating the effect, if any, adoption of ASU No. 2013-07 will have on our financial statements.

NOTE 4 - PROPERTY AND EQUIPMENT, NET

The Company no longer has any value ascribed to Property and Equipment following the impairment in 2012 of the Company's Assets.

NOTE 5 - COMMON STOCK AND ISSUANCE

Common Stock:

The Company has authorized 500,000,000 common shares at no par value, of which 17,535,000 shares are issued and outstanding as of December 31, 2013. On July 7, 2014, the company adopted a forward stock split of 10 for 1 and all representations, including weighted average and losses per share, in these Financial Statements have been restated for the split. Currently, the Company has issued 20,035,000 common shares.

Stock Issuance

On May 26, 2014, The company issued 500,000 shares (post split) to Martin J Kelly for $ 5,000 cash, giving Mr. Kelly a total of 510,000 shares of common stock.

On May 26, 2014, The company issued 2,000,000 shares (post split) to Kimberly A. Grimm for services, value $20,000 giving Ms. Grimm a total of 2,010,000 shares of common stock.

F9

The following table is a complete list of shareholders of the Company. Opening stock values were arbitrarily set at $0.03 (post split).
	NAME	ADDRESS	Type of Consideration	Value of Assets/Services	Value of Cash	Date	No. of Shares
1	Clifford D. Jett	PO Box 846, Rufus, OR 97050	Services	$60,000.00		1/12/2010	3,000,000
2	John Sprovieri	PO Box 813, Rufus OR 97050	Services	$60,000.00		1/12/2010	3,000,000
2	John Sprovieri	PO Box 813, Rufus OR 97050	Assets	$135,000.00		12/01/2011	6,750,000
3	William Beers	PO Box 825, Rufus OR 97050	Services	$60,000.00		1/12/2010	3,000,000
4	Lynn Komar	61560 Sunny Breeze Lane, Bend OR 97702	Services	$5,000.00		1/12/2010	250,000
5	Kathleen D. Jett	PO Box 846, Rufus, OR 97050	Cash		$200.00	1/21/2010	10,000
6	Mary E Sprovieri	PO Box 813 Rufus OR 97050	Cash		$200.00	2/4/2010	10,000
7	Linda Beers	PO Box 825, Rufus OR 97050	Cash		$200.00	2/4/2010	10,000
8	Robert Tanner	PO Box 54, Grass Valley OR 97029	Cash		$500.00	1/12/2010	25,000
9	Marjorie E. Yarnell	PO Box 6, Rufus OR 97050	Cash		$200.00	1/12/2010	10,000
10	Sharon R. Nolan	PO Box 745, Rufus OR 97050	Cash		$200.00	1/12/2010	10,000
11	Julie Jett Regnell	1126 Olmo Way, Boulder City NV 89005	Cash		$600.00	1/12/2010	30,000
12	Ryan R. Regnell	1126 Olmo Way, Boulder City NV 89005	Cash		$200.00	1/12/2010	10,000
13	Roderick R. Regnell	1126 Olmo Way, Boulder City, NV 89005	Cash		$200.00	1/12/2010	10,000
14	Larry Barngrover	428 S. Lawndale Dr., Spring Creek, NV 89815	Cash		$200.00	1/12/2010	10,000
15	Ryan P. Sharp	PO Box 351, Pendleton, OR 97801-0351	Cash		$200.00	1/12/2010	10,000
16	Daniel J. Hall	PO Box 292,Wasco, OR 97065	Cash		$200.00	1/12/2010	10,000
17	George R. Jett	PO Box 826, Rufus, OR 97050	Cash		$200.00	1/12/2010	10,000
18	Kelly Louise Means	PO Box 12053, Reno, NV 89510	Cash		$200.00	1/12/2010	10,000
19	Jaime Scott McLaughlin	PO Box 12053, Reno, NV 89510	Cash		$200.00	1/12/2010	10,000
20	Linda Randle	6060 Oak St., Anderson, CA 96007	Cash		$200.00	1/20/2010	10,000
21	Jimmy Nelson	353 Centerville Hwy., Lyle, WA 98635	Cash		$200.00	1/20/2010	10,000
22	Michael Nilson	PO Box 518, Lyle, WA 98635	Cash		$200.00	1/20/2010	10,000
23	Doug Bill	101 Jayden Lane Stevenson WA 98648	Cash		$200.00	1/20/2010	10,000
24	Kimberly A. Grimm	PO Box 801, Rufus, OR 97050	Cash		$200.00	1/21/2010	10,000
25	Cory L. Bernard	704 Oak Ave., Hood River, OR 97031	Cash		$200.00	1/21/2010	10,000
26	Kenneth A. Jett	PO Box 846, Rufus, OR 97050	Cash		$200.00	2/4/2010	10,000
27	Rebecca Jones	72233 Blalock Cyn. Rd. Arlington,OR 97812	Cash		$200.00	2/4/2010	10,000
28	Karen A. Johnson	300 Circulo Uno Poco, Rohnert Park, CA	Cash		$200.00	2/4/2010	10,000
29	Jennifer Bain	4804 Gettysburg Rd.,Knoxville, TN 37921	Cash		$200.00	2/4/2010	10,000
30	Elizabeth A Voiles	6200 Hickson Pike, #202, Hickson TN 37343	Cash		$200.00	2/4/2010	10,000
31	Jose M. Guzman	PO Box 703, Rufus, OR 97050	Cash		$200.00	2/4/2010	10,000
32	Christopher Longphre	PO Box 631, Stevenson, WA 98648	Cash		$200.00	2/4/2010	10,000
33	Donald Hilderbrand	PO Box 148, Wasco OR 97065	Cash		$200.00	2/4/2010	10,000
34	Martin J Kelly	PO Box 813 Rufus OR 97050	Cash		$200.00	2/4/2010	10,000
35	John Schmidt	PO Box 1934 Sandy OR 97055	Cash		$200.00	2/4/2010	10,000
36	Joe Hobbs	210 Webber Street, The Dalles OR 97058	Cash		$500.00	2/4/2010	25,000
37	Billy Sullivan	PO Box 614, Hood River OR 97031	Cash		$500.00	2/4/2010	25,000
38	Linda Buchanan	PO Box 825 Rufus OR 97050	Cash		$200.00	2/4/2010	10,000
39	Dan Newbold	30303 Maple Drive, Junction City, OR 97448	Cash		$500.00	2/4/2010	25,000
40	Lee Hall	30325 Maple Dr. Junction City, OR. 97448	Cash		$500.00	2/4/2010	25,000
41	Steven A. Weber	1950 Maple Ave. NE, Salem, OR. 97301	Cash		$200.00	1/12/2010	970,000
42	VAWT Earth Wind and Power	Unit 2393 Sidney, B.C. V8L 3Y3	Services	$19,400.00	-	2/4/2010	25,000
43	Colonial Stock Transfer Co.	66 Exchange Place, Salt Lake City, UT 84111	Services	$3,000.00	-	9/5/2013	100,000
			TOTALS	$342,400.00	$9,300.00		17,535,000

F10

NOTE 6 - INCOME TAXES

The Company has incurred net operating losses since inception. The Company has not reflected any benefit of such net operating loss carry forwards in the financial statements.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income.

Based on the level of historical taxable losses and projections of future taxable income (losses) over the periods in which the deferred tax assets can be realized, management currently believes that it is more likely than not that the Company will not realize the benefits of these tax deductible differences. Accordingly, the Company has provided a valuation allowance against the gross deferred tax assets as follows:

As of December 31, 2013, the Company had a net operating loss carry forward of approximately $369,101 which will begin to expire in the tax year 2033.

	December 31, 2013
	2013	2012
Gross deferred tax assets	$151,000	$142,000
Valuation allowance	(151,000)	(142,000)
Net deferred tax asset	$-	$-

Reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 34% and state statutory rate of 6.9% for a total effective rate of 40.9% for 2013 and 2012.

Based on the Company's current financial and operational situation, management determined that it is more likely than not that the U.S. feferal and state deferred tax assets as of December 31, 2013 will not be realized through the reduction of future income tax payments. Consequently, the Company has established a full valuation allowance for its U.S. federal and state deferred tax assets as of December 31, 2013.

The Company adopted uncertain tax position in accordance with ASC 740 and has not recognized any material increase in the liability for unrecognized income tax benefits as a result of the implementation. The Company estimates that the unrecognized tax benefit will not change within the next twelve months. The Company will continue to classify income tax penalties and interest if any, as part of interest and other expenses in its statements of operations. The Company has incurred no interest or penalties as of December 31, 2013 and 2012.

The Company files income tax returns in the U.S. federal jurisdiction. These filings are subject to a three year statute of limitations unless the returns have not been filed at which point the statute of limitations becomes indefinite. No filings are currently under examination. The Company is at least two years behind in tax filings. No adjustments have been made to reduce the estimated income tax benefit at year end. Any valuations relating to these income tax provisions will comply with U.S. generally accepted accounting principles.

NOTE 7 - SUBSEQUENT EVENT

Subsequent to the audit period ended December 31, 2013, the company has performed a 10 for 1 forward share split. An additional (post split) 2,500,000 shares of the company's common stock have been issued on May 28, 2014 in return for cash and services.

F11

INTERIM FINANCIAL STATEMENTS

AUSCRETE CORPORATION
BALANCE SHEETS
(A DEVELOPMENT STAGE COMPANY)

ASSETS

	(UNAUDITED)	(AUDITED)
	JUNE 30, 2014	DECEMBER 31, 2013
CURRENT ASSETS:

Cash	$10	$10
Accounts Receivable	2,081	-
TOTAL CURRENT ASSETS	2,091	10

NON-CURRENT ASSETS:

Property and Equipment, net	-	-

TOTAL ASSETS	$2,091	$10

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:	$19,262	$17,411

TOTAL CURRENT LIABILITIES	19,262	17,411

TOTAL LIABILITIES	19,262	17,411

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock, no par value, authorized 500,000,000 shares
20,035,000 and 17,535,000 shares issued and outstanding as of June 30, 2014 and December 31, 2013 respectively	376,700	351,700

Accumulated deficit during the development stage	(393,871)	(369,101)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(17,171)	(17,401)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,091	$10

The accompanying notes are an integral part of these financial statements

F12

AUSCRETE CORPORATION
STATEMENTS OF OPERATIONS
(A DEVELOPMENT STAGE COMPANY)
(UNAUDITED)

					FOR THE PERIOD
					FROM JANUARY 1, 2010
	PERIOD ENDED		PERIOD ENDED		(INCEPTION)
	JUNE 30, 2014		JUNE 30, 2013		TO JUNE 30, 2014

REVENUE	$2,081		$-		$2,081

EXPENSES
Cost of Goods Sold	1,265		-		1,265
Impairment Expense	-		-		130,933
Accounting and Legal	5,586		4,240		35,287
Organization Costs	20,000		-		224,400
Depreciation Expense	-		-		4,067
TOTAL EXPENSES	26,851		4,240		395,952

NET LOSS	$(24,770	) $	(4,240	) $	(393,871)

NET LOSS PER COMMON SHARE - BASIC & DILUTED	$(0.00	) $	(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - BASIC & DILUTED	17,951,667		17,435,000

The accompanying notes are an integral part of these financial statements

F13

AUSCRETE CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(A DEVELOPMENT STAGE COMPANY)

			ACCUMULATED
			DEFICIT
			DURING
	COMMON SHARES		DEVELOPMENT
	SHARES	AMOUNT	STAGE		TOTAL

BALANCE, JANUARY 1, 2010 (INCEPTION)	-	$-	$-		$-

Issuance of founder shares	9,250,000	185,000	-		185,000

Common stock issued for cash	465,000	9,069	-		9,069

Common stock issued for services	970,000	19,400	-		19,400

Net loss	-	-	(204,400)		(204,400)

BALANCE, DECEMBER 31, 2010	10,680,000	$213,469	$(204,400	) $	9,069

Issuance of common stock for asset purchase	6,750,000	135,000	-		135,000

Net loss	-	-	(4,067)		(4,067)

BALANCE, DECEMBER 31, 2011	17,435,000	$348,469	$(208,467	) $	140,002

Net loss	-	-	(139,992)		(139,992)

BALANCE, DECEMBER 31, 2012	17,435,000	$348,469	$(348,459	) $	10

Issuance Common stock for services	100,000	3,000	-		3,000
Miscellaneous stock adjustment	0	231	-		231

Net loss	-	-	(20,642)		(20,642)

BALANCE, DECEMBER 31, 2013	17,535,000	$351,700	$(369,101	) $	(17,401)

Issuance Common stock for cash	500,000	5,000	-		5,000
Issuance Common Stock for services	2,000,000	20,000	-		20,000

Net loss	-	-	(24,770)		(24,770)

BALANCE, JUNE 30, 2014 (UNAUDITED)	20,035,000	$376,700	$(393,871	) $	(17,171)

The accompanying notes are an integral part of these financial statements

F14

AUSCRETE CORPORATION
STATEMENT OF CASH FLOWS
(A DEVELOPMENT STAGE COMPANY)
(UNAUDITED)

					FOR THE PERIOD
			(AUDITED)		FROM JANUARY 1, 2010
	PERIOD ENDED		PERIOD ENDED		(INCEPTION)
	JUNE 30, 2014		JUNE 30, 2013		TO JUNE 30, 2014

OPERATING ACTIVITIES
Net Loss	$(24,770	) $	(4,240	) $	(393,871)
Impairment expense	-		-		130,933
Non-cash organization costs	-		-		204,400
Depreciation expense	-		-		4,067
Non Cash Accounting & Legal (Misc. stock adj. for services)	-		-		231
Services for stock	-		-		3,000
Change in Accounts Receivable	(2,081)		-		(2,081)
Change in Accounts Payable	1,850		-		19,261
Net Cash Provided by Operating Activities	(25,000)		-		(34,060)

INVESTING ACTIVITIES:
Net cash used for investing activities	-		-		-

FINANCING ACTIVITIES:
Net cash provided by financing activities - Stock Sales	25,000		-		34,070

NET INCREASE IN CASH	-		-		10

CASH AT BEGINNING OF PERIOD	10		10		-

CASH AT END OF PERIOD	$10		$10		$10

Interest Paid	-
Taxes Paid	-

The accompanying notes are an integral part of these financial statements

CONDENSED NOTES TO INTERIM FINANCIAL STATEMENTS:

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of Auscrete Corporation is presented to assist in the understanding of the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity.

The Company follows the accounting guidance outlined in the Financial Accounting Standards Board Codification guidelines. The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted principles for interim financial information. They may not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended December 31, 2013 included in the Company's Annual Report on Form 10-k filed with the Securities and Exchange Commission on July 9, 2014. The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form 10-K

Organization - Auscrete Corporation was incorporated in Wyoming on December 31, 2009. The Company was organized for the purpose of establishing a system for making insulating cellular light-weight concrete wall and roof panels. The company can produce affordable housing that is highly energy efficient with excellent sound suppression qualities. As of June 30, 2014, minimal operations have commenced.

Section 107(b) of the JOBS Act - Under the JOBS Act, emerging growth companies can elect to delay adopting new or revised accounting standards until such time as those standards apply to private companies. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, as a result, our financial statements may not he comparable to companies that comply with the public company effective dates.

Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts and disclosures. Accordingly, actual results could differ from those estimates.

Property and Equipment - This has been stated at historical cost less accumulated depreciation and amortization. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets' estimated useful lives. The useful lives of the assets are as follows: equipment 7-years, vehicles 7-years, and buildings 30-years. There was no depreciation expense for the year ended December 31, 2013. All property and equipment assets were impaired as of December 31, 2012

Stock Issuance - The Company has authorized 500,000,000 common shares at no par value, of which 20,035,000 shares are issued and outstanding as of June 30, 2014.

On May 26, 2014, The company issued 500,000 shares (post split) to Martin J Kelly for $ 5,000 cash, giving Mr. Kelly a total of 510,000 shares of common stock.

On May 26, 2014, The company issued 2,000,000 shares (post split) to Kimberly A. Grimm for services, value $20,000 giving Ms. Grimm a total of 2,010,000 shares of common stock.

On July 7, 2014, the company adopted a forward stock split of 10 for 1 and all representations, including weighted average and losses per share, in these Financial Statements have been restated for the split.

Income taxes - The Company accounts for income taxes in accordance with generally accepted accounting principles, which requires the use of the liability method of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year's income taxable for Federal and state income tax reporting purposes. For the period ended June 30, 2014, no income has been generated. Therefore, no provision for income taxes has been made.

NOTE 2 - SUBSEQUENT EVENTS

Date of Management Evaluation

Management has evaluated subsequent events through the date of which the financial statements were available to be issued.

F15

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Registrant in connection with the sale of the common stock being registered. Registrant has agreed to pay all costs and expenses in connection with this offering of common stock. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

SEC Registration Fee	$344
Legal and Professional Fees	7,000
Accounting Fees	5,000
Total	$12,344

Item 14. Indemnification of Directors and Officer

Our Certificate of Incorporation and Bylaws provide that we shall indemnify our officer or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officer or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Wyoming laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

The table on the following page summarizes shares that were recently issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") at various dates corresponding with each purchaser. In connection with this issuance, the purchasers were provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements. Each investor also represented to us that he/she was acquiring the shares as principal for his/her own account with investment intent. Each investor also represented that he/she was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

TABLE FOLLOWS ON NEXT PAGE

	NAME	ADDRESS	Type of Consideration	Value of Services	Value of Cash	Date	No. of Shares
1	Clifford D. Jett	PO Box 846, Rufus, OR 97050	Services	$60,000.00		1/12/2010	3,000,000
2	John Sprovieri	PO Box 813, Rufus OR 97050	Services	$60,000.00		1/12/2010	3,000,000
2	John Sprovieri	PO Box 813, Rufus OR 97050	Assets	$135,000.00		12/01/2011	6,750,000
3	William Beers	PO Box 825, Rufus OR 97050	Services	$60,000.00		1/12/2010	3,000,000
4	Lynn Komar	61560 Sunny Breeze Lane, Bend OR 97702	Services	$5,000.00		1/12/2010	250,000
5	Kathleen D. Jett	PO Box 846, Rufus, OR 97050	Cash		$200.00	1/21/2010	10,000
6	Mary E Sprovieri	PO Box 813 Rufus OR 97050	Cash		$200.00	2/4/2010	10,000
7	Linda Beers	PO Box 825, Rufus OR 97050	Cash		$200.00	2/4/2010	10,000
8	Robert Tanner	PO Box 54, Grass Valley OR 97029	Cash		$500.00	1/12/2010	25,000
9	Marjorie E. Yarnell	PO Box 6, Rufus OR 97050	Cash		$200.00	1/12/2010	10,000
10	Sharon R. Nolan	PO Box 745, Rufus OR 97050	Cash		$200.00	1/12/2010	10,000
11	Julie Jett Regnell	1126 Olmo Way, Boulder City NV 89005	Cash		$600.00	1/12/2010	30,000
12	Ryan R. Regnell	1126 Olmo Way, Boulder City NV 89005	Cash		$200.00	1/12/2010	10,000
13	Roderick R. Regnell	1126 Olmo Way, Boulder City, NV 89005	Cash		$200.00	1/12/2010	10,000
14	Larry Barngrover	428 S. Lawndale Dr., Spring Creek, NV 89815	Cash		$200.00	1/12/2010	10,000
15	Ryan P. Sharp	PO Box 351, Pendleton, OR 97801-0351	Cash		$200.00	1/12/2010	10,000
16	Daniel J. Hall	PO Box 292,Wasco, OR 97065	Cash		$200.00	1/12/2010	10,000
17	George R. Jett	PO Box 826, Rufus, OR 97050	Cash		$200.00	1/12/2010	10,000
18	Kelly Louise Means	PO Box 12053, Reno, NV 89510	Cash		$200.00	1/12/2010	10,000
19	Jaime Scott McLaughlin	PO Box 12053, Reno, NV 89510	Cash		$200.00	1/12/2010	10,000
20	Linda Randle	6060 Oak St., Anderson, CA 96007	Cash		$200.00	1/20/2010	10,000
21	Jimmy Nelson	353 Centerville Hwy., Lyle, WA 98635	Cash		$200.00	1/20/2010	10,000
22	Michael Nilson	PO Box 518, Lyle, WA 98635	Cash		$200.00	1/20/2010	10,000
23	Doug Bill	101 Jayden Lane Stevenson WA 98648	Cash		$200.00	1/20/2010	10,000
24	Kimberly A. Grimm	PO Box 801, Rufus, OR 97050	Cash		$200.00	1/21/2010	10,000
25	Cory L. Bernard	704 Oak Ave., Hood River, OR 97031	Cash		$200.00	1/21/2010	10,000
26	Kenneth A. Jett	PO Box 846, Rufus, OR 97050	Cash		$200.00	2/4/2010	10,000
27	Rebecca Jones	72233 Blalock Cyn. Rd. Arlington,OR 97812	Cash		$200.00	2/4/2010	10,000
28	Karen A. Johnson	300 Circulo Uno Poco, Rohnert Park, CA	Cash		$200.00	2/4/2010	10,000
29	Jennifer Bain	4804 Gettysburg Rd.,Knoxville, TN 37921	Cash		$200.00	2/4/2010	10,000
30	Elizabeth A Voiles	6200 Hickson Pike, #202, Hickson TN 37343	Cash		$200.00	2/4/2010	10,000
31	Jose M. Guzman	PO Box 703, Rufus, OR 97050	Cash		$200.00	2/4/2010	10,000
32	Christopher Longphre	PO Box 631, Stevenson, WA 98648	Cash		$200.00	2/4/2010	10,000
33	Donald Hilderbrand	PO Box 148, Wasco OR 97065	Cash		$200.00	2/4/2010	10,000
34	Martin J Kelly	PO Box 813 Rufus OR 97050	Cash		$200.00	2/4/2010	10,000
35	John Schmidt	PO Box 1934 Sandy OR 97055	Cash		$200.00	2/4/2010	10,000
36	Joe Hobbs	210 Webber Street, The Dalles OR 97058	Cash		$500.00	2/4/2010	25,000
37	Billy Sullivan	PO Box 614, Hood River OR 97031	Cash		$500.00	2/4/2010	25,000
38	Linda Buchanan	PO Box 825 Rufus OR 97050	Cash		$200.00	2/4/2010	10,000
39	Dan Newbold	30303 Maple Drive, Junction City, OR 97448	Cash		$500.00	2/4/2010	25,000
40	Lee Hall	30325 Maple Dr. Junction City, OR. 97448	Cash		$500.00	2/4/2010	25,000
41	Steven A. Weber	1950 Maple Ave. NE, Salem, OR. 97301	Cash		$200.00	1/12/2010	10,000
42	VAWT Earth Wind and Power	Unit 2393 Sidney, B.C. V8L 3Y3	Services	$19,400.00		1/12/2010	970,000
43	Colonial Stock Transfer Co.	66 Exchange Place, Salt Lake City, UT 84111	Services	$3,000		9/5/2013	100,000
44	Kimberly A. Grimm	PO Box 801, Rufus OR 97050	Services	$20,000		5/28/2014	2,000,000
45	Martin J. Kelly	PO Box 813, Rufus OR 97050	Cash		$5,000.00	5/28/2014	500,000
			TOTALS	$362,400.00	$14,300.00		20,035,000

Item 16. Exhibits and Financial Statement Schedules.

INDEX OF EXHIBITS

Exhibit No.	Name/Identification of Exhibit

3	Articles of Incorporation & Bylaws

3.1 Articles of Incorporation
3.2 Bylaws

5.1	Opinion of Matthew Welker, Attorney

23.1	Consent of Independent Auditor

Notes to Index of Exhibits

Exhibits 3.1 and 3.2 were filed with an earlier S-1 registration statement and have not changed. Exhibits 5.1 and 23.1 are submitted herewith.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the directors, officers, and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by the director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, , unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to the court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURE PAGE FOLLOWS

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Rufus State of Oregon on July 30, 2014.

Auscrete Corporation

By: /s/ John Sprovieri
John Sprovieri President, Chief Executive Officer, Secretary, Treasurer, Chief Accounting Officer, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Sprovieri .	President, Secretary and Director	October 3, 2014
John Sprovieri	Chief Executive Officer

/s/ Clifford Jett	Director	October 3, 2014
Clifford Jett

/s/ John Sprovieri .	Treasurer,	October 3, 2014
John Sprovieri	Chief Accounting Officer and Chief Financial Officer